                              REVOLVING CREDIT AGREEMENT



                             DATED as of August 28, 1998



                                       between



                                MICHAELS STORES, INC.



                                         and



                      BANKBOSTON, N.A., as Administrative Agent



                                         and



                                      THE BANKS



                             Listed on SCHEDULE 1 hereto

                                  TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION................................1
          1.1.   DEFINITIONS................................................1
          1.2.   RULES OF INTERPRETATION....................................21
2.   THE REVOLVING CREDIT FACILITY..........................................22
          2.1.   COMMITMENT TO LEND SYNDICATED LOANS........................22
          2.2.   REQUESTS FOR LOANS.........................................23
                 2.2.1.    GENERAL..........................................23
                 2.2.2.    SWING LINE.......................................23
          2.3.   COMPETITIVE BID LOANS......................................24
                 2.3.1.    COMPETITIVE BID BORROWINGS.......................24
                 2.3.2.    MAXIMUM COMPETITIVE BID LOANS; FUNDING
                 LOSSES.....................................................28
                 2.3.3.    REPAYMENT OF COMPETITIVE BID LOANS...............29
          2.4.   FUNDS FOR LOANS............................................29
                 2.4.1.    FUNDING PROCEDURES...............................29
                 2.4.2.    ADVANCES BY AGENT................................29
          2.5.   SETTLEMENTS................................................31
                 2.5.1.    GENERAL..........................................31
                 2.5.2.    FAILURE TO MAKE FUNDS AVAILABLE..................31
                 2.5.3.    NO EFFECT ON OTHER BANKS.........................32
          2.6.   THE NOTES..................................................33
                 2.6.1.    SYNDICATED NOTES.................................33
                 2.6.2.    COMPETITIVE BID NOTES............................33
          2.7.   REDUCTION OF TOTAL COMMITMENT..............................34
          2.8.   INTEREST ON LOANS..........................................34
          2.9.   CONVERSION OPTIONS.........................................35
                 2.9.1.    CONVERSION TO DIFFERENT TYPE OF SYNDICATED
                 LOAN.......................................................35
                 2.9.2.    CONTINUATION OF TYPE OF SYNDICATED LOAN..........35
                 2.9.3.    EURODOLLAR RATE LOANS............................36
          2.10.  LIMITED INCREASE IN TOTAL COMMITMENT.......................36
3.   REPAYMENT OF THE LOANS.................................................36
          3.1.   MATURITY...................................................36
          3.2.   MANDATORY REPAYMENTS OF LOANS..............................36
          3.3.   OPTIONAL REPAYMENTS OF LOANS...............................37
4.   LETTERS OF CREDIT......................................................38
          4.1.   LETTER OF CREDIT COMMITMENTS...............................38
                 4.1.1.    COMMITMENT TO ISSUE LETTERS OF CREDIT............38
                 4.1.2.    LETTER OF CREDIT APPLICATIONS....................38
                 4.1.3.    TERMS OF LETTERS OF CREDIT.......................38
                 4.1.4.    REIMBURSEMENT OBLIGATIONS OF BANKS...............38




                                        -ii-

                 4.1.5.    PARTICIPATIONS OF BANKS..........................39
                 4.1.6.    NOTICE TO AGENT..................................39
          4.2.   REIMBURSEMENT OBLIGATION OF THE BORROWER...................39
          4.3.   LETTER OF CREDIT PAYMENTS..................................40
          4.4.   OBLIGATIONS ABSOLUTE.......................................41
          4.5.   RELIANCE BY ISSUER.........................................41
          4.6.   LETTER OF CREDIT FEE.......................................42
5.   CERTAIN GENERAL PROVISIONS.............................................43
          5.1.   CERTAIN FEES...............................................43
                 5.1.1.    FEES PAYABLE AT CLOSING..........................43
                 5.1.2.    AGENT AND ARRANGER FEES..........................43
          5.2.   FACILITY FEE...............................................43
          5.3.   FUNDS FOR PAYMENTS ........................................43
                 5.3.1.    PAYMENTS TO AGENT................................43
                 5.3.2.    NO OFFSET, ETC...................................43
          5.4.   COMPUTATIONS...............................................44
          5.5.   INABILITY TO DETERMINE EURODOLLAR RATE.....................44
          5.6.   ILLEGALITY.................................................45
          5.7.   ADDITIONAL COSTS, ETC......................................45
          5.8.   CAPITAL ADEQUACY...........................................47
          5.9.   CERTIFICATE................................................48
          5.10.  INDEMNITY..................................................48
          5.11.  INTEREST AFTER DEFAULT.....................................49
                 5.11.1.   OVERDUE AMOUNTS..................................49
                 5.11.2.   AMOUNTS NOT OVERDUE..............................49
          5.12.  BANK OBLIGATION TO MITIGATE................................49
          5.13.  REPLACEMENT OF BANK........................................49
6.   GUARANTIES.............................................................50
7.   REPRESENTATIONS AND WARRANTIES.........................................50
          7.1.   AUTHORITY..................................................50
                 7.1.1.    ORGANIZATION; GOOD STANDING......................50
                 7.1.2.    AUTHORIZATION....................................51
                 7.1.3.    ENFORCEABILITY...................................51
          7.2.   GOVERNMENTAL APPROVALS ....................................52
          7.3.   TITLE TO PROPERTIES; LEASES................................52
          7.4.   FINANCIAL STATEMENTS.......................................52
                 7.4.1.    FISCAL YEAR......................................52
                 7.4.2.    FINANCIAL STATEMENTS.............................52
                 7.4.3.    PROJECTIONS......................................52
          7.5.   NO MATERIAL CHANGES, ETC...................................53
          7.6.   FRANCHISES, PATENTS, COPYRIGHTS, ETC.......................53
          7.7.   LITIGATION.................................................53
          7.8.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC...............54
          7.9.   TAX STATUS.................................................54




                                       -iii-

          7.10.  NO EVENT OF DEFAULT........................................54
          7.11.  HOLDING COMPANY AND INVESTMENT COMPANY ACTS................54
          7.12.  EMPLOYEE BENEFIT PLANS.....................................54
                 7.12.1.   IN GENERAL.......................................54
                 7.12.2.   TERMINABILITY OF WELFARE PLANS...................55
                 7.12.3.   GUARANTEED PENSION PLANS.........................55
                 7.12.4.   MULTIEMPLOYER PLANS..............................56
          7.13.  USE OF PROCEEDS............................................56
                 7.13.1.   GENERAL..........................................56
                 7.13.2.   REGULATIONS U AND X..............................56
                 7.13.3.   INELIGIBLE SECURITIES............................56
          7.14.  ENVIRONMENTAL COMPLIANCE...................................56
          7.15.  SUBSIDIARIES ETC...........................................57
          7.16.  DISCLOSURE.................................................58
          7.17.  YEAR 2000 PROBLEM..........................................58
8.   AFFIRMATIVE COVENANTS OF THE BORROWER..................................58
          8.1.   PUNCTUAL PAYMENT...........................................58
          8.2.   MAINTENANCE OF OFFICE......................................58
          8.3.   RECORDS AND ACCOUNTS.......................................59
          8.4.   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.........59
          8.5.   NOTICES....................................................60
                 8.5.1.    DEFAULTS.........................................60
                 8.5.2.    ENVIRONMENTAL EVENTS.............................61
                 8.5.3.    NOTICE OF LITIGATION AND JUDGMENTS...............61
          8.6.   CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.............61
          8.7.   INSURANCE..................................................62
          8.8.   TAXES......................................................62
          8.9.   INSPECTION OF PROPERTIES AND BOOKS, ETC....................63
          8.10.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND
          PERMITS...........................................................63
          8.11.  EMPLOYEE BENEFIT PLANS.....................................63
          8.12.  USE OF PROCEEDS............................................64
          8.13.  ROYALTY PAYMENTS...........................................64
          8.14.  FURTHER ASSURANCES.........................................64
9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.............................64
          9.1.   RESTRICTIONS ON INDEBTEDNESS...............................64
          9.2.   RESTRICTIONS ON LIENS......................................67
          9.3.   RESTRICTIONS ON INVESTMENTS................................68
          9.4.   DISTRIBUTIONS..............................................69
          9.5.   PAYMENTS AND MODIFICATIONS OF SENIOR NOTES AND
          SUBORDINATED NOTES................................................70
          9.6.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS............71
                 9.6.1.    MERGERS AND ACQUISITIONS.........................71
                 9.6.2.    DISPOSITION OF ASSETS............................72




                                        -iv-

          9.7.   COMPLIANCE WITH ENVIRONMENTAL LAWS.........................72
          9.8.   EMPLOYEE BENEFIT PLANS.....................................73
          9.9.   BUSINESS ACTIVITIES........................................73
          9.10.  TRANSACTIONS WITH AFFILIATES...............................74
          9.11.  CREATION AND MAINTENANCE OF SUBSIDIARIES...................74
          9.12.  DERIVATIVE TRANSACTIONS....................................74
          9.13.  SALES OF ACCOUNTS..........................................75
          9.14.  SYNTHETIC LEASES...........................................75
10.  FINANCIAL COVENANTS OF THE BORROWER....................................75
          10.1.  FUNDED DEBT TO TOTAL CAPITAL...............................75
          10.2.  MINIMUM FIXED CHARGE COVERAGE RATIO........................75
          10.3.  INVENTORY TURN RATIO.......................................75
          10.4.  CAPITAL EXPENDITURES.......................................76
11.  CLOSING CONDITIONS.....................................................76
          11.1.  LOAN DOCUMENTS.............................................76
          11.2.  CERTIFIED COPIES OF CHARTER AND DEBT DOCUMENTS.............76
          11.3.  CORPORATE ACTION...........................................76
          11.4.  INCUMBENCY CERTIFICATE.....................................77
          11.5.  OPINION OF COUNSEL.........................................77
          11.6.  PAYMENT OF FEES............................................77
          11.7.  PAYOFF LETTER..............................................77
          11.8.  ABI GUARANTY...............................................77
12.  CONDITIONS TO ALL BORROWINGS...........................................77
          12.1.  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT..................77
          12.2.  NO LEGAL IMPEDIMENT........................................78
          12.3.  GOVERNMENTAL REGULATION....................................78
          12.4.  PROCEEDINGS AND DOCUMENTS..................................78
13.  EVENTS OF DEFAULT; ACCELERATION; ETC...................................78
          13.1.  EVENTS OF DEFAULT AND ACCELERATION.........................78
          13.2.  TERMINATION OF COMMITMENTS.................................82
          13.3.  REMEDIES...................................................82
14.  SETOFF.................................................................83
15.  THE AGENT..............................................................84
          15.1.  AUTHORIZATION..............................................84
          15.2.  EMPLOYEES AND AGENTS.......................................84
          15.3.  NO LIABILITY...............................................84
          15.4.  NO REPRESENTATIONS.........................................85
                 15.4.1.   GENERAL..........................................85
                 15.4.2.   CLOSING DOCUMENTATION, ETC.......................85
          15.5.  PAYMENTS...................................................86
                 15.5.1.   PAYMENTS TO AGENT................................86
                 15.5.2.   DISTRIBUTION BY AGENT............................86
                 15.5.3.   DELINQUENT BANKS.................................86
          15.6.  HOLDERS OF NOTES...........................................87




                                        -v-

          15.7.  INDEMNITY..................................................87
          15.8.  AGENT AS BANK..............................................87
          15.9.  RESIGNATION................................................87
          15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT.............88
16.  EXPENSES AND INDEMNIFICATION...........................................88
          16.1.  EXPENSES...................................................88
          16.2.  INDEMNIFICATION............................................89
          16.3.  SURVIVAL...................................................89
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..........................90
          17.1.  SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY..........90
          17.2.  CONFIDENTIALITY............................................90
          17.3.  PRIOR NOTIFICATION.........................................90
          17.4.  OTHER......................................................91
18.  SURVIVAL OF COVENANTS, ETC.............................................91
19.  ASSIGNMENT AND PARTICIPATION...........................................91
          19.1.  CONDITIONS TO ASSIGNMENT BY BANKS..........................91
          19.2.  CERTAIN REPRESENTATIONS AND WARRANTIES;
          LIMITATIONS; COVENANTS............................................92
          19.3.  REGISTER...................................................93
          19.4.  NEW NOTES..................................................94
          19.5.  PARTICIPATIONS.............................................94
          19.6.  DISCLOSURE.................................................94
          19.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE
          BORROWER..........................................................95
          19.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS........................95
          19.9.  ASSIGNMENT BY BORROWER.....................................96
20.  NOTICES, ETC...........................................................96
21.  GOVERNING LAW..........................................................97
22.  HEADINGS...............................................................97
23.  COUNTERPARTS...........................................................97
24.  ENTIRE AGREEMENT, ETC..................................................97
25.  WAIVER OF JURY TRIAL...................................................98
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.....................................98
27.  SEVERABILITY...........................................................99

                                      EXHIBITS


EXHIBIT A      -    Loan Request
EXHIBIT B      -    Competitive Bid Quote Request
EXHIBIT C      -    Invitation For Competitive Bid Quotes
EXHIBIT D-1    -    Competitive Bid Quote
EXHIBIT D-2    -    Notice of Competitive Bid Borrowing
EXHIBIT D-3    -    Form of Notice of Competitive Bid Loans
EXHIBIT E-1    -    Syndicated Note
EXHIBIT E-2    -    Competitive Bid Note
EXHIBIT F      -    Compliance Certificate
EXHIBIT G      -    Assignment and Acceptance



                                      SCHEDULES


SCHEDULE 1     -    Banks; Commitment Percentages
SCHEDULE 7.3   -    Title to Property; Leases
SCHEDULE 7.7   -    Litigation
SCHEDULE 7.14  -    Environmental Compliance
SCHEDULE 7.15  -    Subsidiaries, etc.
SCHEDULE 9.1   -    Existing Indebtedness
SCHEDULE 9.2   -    Existing Liens

                              REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of August 28, 1998, by and among MICHAELS STORES, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 8000 Bent Branch Drive, Irving, Texas 75063, and BANKBOSTON, N.A., and the other lending institutions listed on SCHEDULE 1 and BANKBOSTON, N.A. as administrative agent for itself and such other lending institutions.

                    1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ABI. Aaron Brothers, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

         ADJUSTMENT DATE. Each date which is the first day of the month immediately following the month in which the Borrower's quarterly unaudited financial statements and related Compliance Certificate are required to be delivered by the Borrower pursuant to Section 8.4(a), Section 8.4(b) and Section 8.4(c), respectively.

         AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         AGENT. BankBoston, N.A., in its capacity of administrative agent for itself and the Banks.

         AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE ADJUSTMENT PERIOD"), the Applicable Margin shall be the applicable margin or rate (in each case per annum) set forth below with respect to the Fixed Charge Coverage Ratio, as determined as of the end of and for the period of four consecutive fiscal quarters of the Borrower ending immediately prior to the applicable Rate Adjustment Period and pertaining to such Adjustment Date:

@@


                                APPLICABLE EURODOLLAR          APPLICABLE
                                  RATE MARGIN AND             DOCUMENTARY
            FIXED CHARGE         STANDBY LETTER OF          LETTER OF CREDIT           APPLICABLE
LEVEL      COVERAGE RATIO           CREDIT FEE                    FEE                 FACILITY FEE


I           less than or
            equal to 1.70 to
            1.00                        0.95%                    0.25%                    0.30%

II          greater than
            1.70 to 1.00 but
            less than or
            equal to 1.85 to
            1.00                        0.75%                    0.25%                    0.25%

III         greater than
            1.85 to 1.00 but
            less than 2.25 to
            1.00                        0.55%                    0.20%                    0.20%

IV          greater than or
            equal to 2.25 to
            1.00                       0.425%                    0.20%                    0.20%


@@


         ARRANGER. BancBoston Securities Inc., in its capacity as exclusive syndication agent and arranger for the credit facilities provided hereunder.

         ASSIGNMENT AND ACCEPTANCE. See Section 19.1.

         BALANCE SHEET DATE. January 31, 1998.

         BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

         BASE RATE. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York and reported in THE WALL STREET JOURNAL or other publication of national circulation selected by the Agent, or, if such rate is not so published and reported for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         BASE RATE LOANS. Syndicated Loans bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A., a national banking association, in its individual capacity.

         BORROWER. As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and Dallas, Texas, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         CANADIAN SUBSIDIARY. Any Subsidiary of the Borrower organized under the laws of the Dominion of Canada.

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         CAPITAL EXPENDITURES. Capital expenditures, as determined in accordance with generally accepted accounting principles.

         CAPITAL STOCK. As to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock or membership interest of any Person that is a corporation and partnership interests (general and limited) in any Person that is a partnership.

         CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CASH EQUIVALENTS.

                  (a) investments (directly or through a money market mutual fund) in debt securities (including, without limitation, bankers' acceptances, bearer deposit notes, loan participations, promissory notes and medium-term notes) which have an average maturity of not more than 365 days after the date of purchase, and

                         (i) for any such investment issued by a financial
                  institution, the issuer (A) maintains a long-term debt rating of at least "A" (or its equivalent) according to Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or a Thompson Bankwatch rating of at least "B", and (B) has a combined capital and surplus and undivided profits of not less than $1,000,000 or any other financial institutions if the amount on deposit is fully insured by the Federal Deposit Insurance Corporation, and

                         (ii) for any corporate issuer, such investment is rated
                  "P-2" (or its then equivalent) according to Moody's Investors Service, Inc., "A-2" (or its then equivalent) according to Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., "F-2" (or its then equivalent) according to Fitch's Investors Service, Inc. or "D-2" (or its then equivalent) according to Duff & Phelps, or a better rating, or, which, if unrated, are determined by the fund to be of comparable quality to debt securities which have such ratings, and

                  (b) investments (directly or through a money market mutual fund) in

                         (i) certificates of deposit, repurchase agreements,
                  and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $100,000,000, whose debt obligations have one of the three highest rating obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc., which certificates, repurchase agreements, deposits, and accounts mature within one year from the date of investment,

                         (ii) obligations issued or unconditionally guaranteed
                  by the United States government, or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment,

                         (iii) direct obligations issued by any state or
                  political subdivision of the United States, which mature one year from the date of investment and have an A or higher rating obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., or a comparable rating obtainable from Moody's Investors Service, Inc., or an equivalent thereto, on the date of investment, and

                         (iv) commercial paper which has one of the highest
                  ratings obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Services, Inc.

         CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         CHANGE OF CONTROL. The occurrence of any of the following events with respect to the Borrower:

                  (i)  (A) any "person" (as such term is used in Sections
         13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower (for the purposes of this clause, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office;

                  (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Borrower to any Person or group of Persons (other than to any wholly owned Subsidiary of the Borrower); or

                  (iv) the merger or consolidation of the Borrower with or into another corporation with the effect that either (A) immediately after such transaction any person (as defined in clause (i) above) (other than a Permitted Holder) shall have become the "beneficial owner" (as defined in clause (i) above) of securities of the surviving corporation of such merger or consolidation representing a majority of the voting power of the Voting Stock of the surviving corporation or (B) the securities of the Borrower that are outstanding immediately prior to such transaction and which represent 100% of the voting power of the Voting Stock of the Borrower are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, (1) securities of the surviving corporation that represent immediately after such transaction, at least a majority of the voting power of the Voting Stock of the surviving corporation or
         (2) securities that represent immediately after such transaction at least a majority of the voting power of the Voting Stock of the corporation that owns, directly or indirectly, 100% of the voting power of the Voting Stock of the surviving corporation of that transaction.

         CLOSING DATE. The first date on which the conditions set forth in
Section 11 have been satisfied and any Loans may be made or any Letter of Credit may be issued hereunder.

         CODE. The Internal Revenue Code of 1986.

         COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto, or as adjusted or specified in any amendment to this Credit Agreement or in any Assignment and Acceptance, as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be in effect from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero. The Competitive Bid Loans of such Bank outstanding at any time shall not affect such Bank's Commitment.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto, or as adjusted or specified in any amendment to this Credit Agreement or in any Assignment and Acceptance, as such Bank's percentage of the aggregate Commitments of all of the Banks. The Competitive Bid Loans of such Bank outstanding at any time shall not affect such Bank's Commitment Percentage.

         COMPETITIVE BID LOAN(S). A borrowing hereunder consisting of one or more revolving credit loans made by any of the Banks whose offer to make a revolving credit loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.3.

         COMPETITIVE BID NOTE. See Section 2.6.2.

         COMPETITIVE BID QUOTE. An offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.3.

         COMPETITIVE BID QUOTE REQUEST. See Section 2.3.1(b).

         COMPETITIVE BID RATE. See Section 2.3.1(d)(ii)(C).

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the financial statements of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         CONSOLIDATED EBITDA. With respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Consolidated Net Income, but before payment or provision for (a) any income taxes for such period, (b) Consolidated Total Interest Expense for such period, (c) depreciation for such period, (d) amortization for such period, and (e) all other noncash charges for such period, all determined in accordance with generally accepted accounting principles.

         CONSOLIDATED EBITDAR. For any period, the sum of (a) Consolidated EBITDA for such period, PLUS (b) Consolidated Rental Expense for such period.

         CONSOLIDATED FUNDED DEBT. At any time of determination, the sum of (i) the amount of the Loans outstanding (after giving account to any amounts requested); PLUS (ii) the outstanding amount of any other Indebtedness for borrowed money, in respect of Capitalized Leases or which is otherwise subject to the payment of interest.

         CONSOLIDATED NET INCOME. With respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the consolidated earnings (or loss) from operations of the Borrower and its Subsidiaries for such period, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges, all determined in accordance with generally accepted accounting principles.

         CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, LESS, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

         CONSOLIDATED RENTAL EXPENSE. For any period, all rental expense of the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with generally accepted accounting principles, incurred under any rental agreements or leases of real or personal property, including space leases and ground leases, other than obligations in respect of any Capitalized Leases.

         CONSOLIDATED TANGIBLE NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, and including commitment fees, agency fees and facility fees, all exclusive of investment income.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         CONTROL OR CONTROLLED BY. Possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise); PROVIDED, HOWEVER, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Voting Stock of a corporation shall be conclusively presumed to control such corporation.

         CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.9.

         CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         DEFAULT. See Section 13.1.

         DELINQUENT BANK See Section 15.5.3.

         DERIVATIVE TRANSACTIONS. Every obligation of any Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of

Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including agreements to purchase shares in the future); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

         DOCUMENTARY FRONTING FEE. See Section 4.6.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, upon written notice to the Borrower and the Agent, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with
Section 2.9.

         ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         EMPLOYEE BENEFIT PLAN.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS. RCRA, CERCLA, SARA, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         EPA. The United States Environmental Protection Agency.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in such Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar Interbank Market as may be selected by the Agent in its sole discretion acting in good faith.

         EURODOLLAR INTERBANK MARKET. Any lawful recognized market in which deposits of United States dollars are offered by international banking units of United States banking institutions and by foreign, banking institutions to each other, and where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted.

         EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, upon written notice to the Borrower and the Agent, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Agent's Eurodollar

Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the Eurodollar Interbank Market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         EURODOLLAR RATE LOANS. Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT. See Section 13.1.

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

         FEE LETTER. The letter agreement regarding fees, dated or to be dated on or prior to the Closing Date, among the Borrower, the Agent and the Arranger and in form and substance satisfactory to the Agent and the Arranger.

         FIXED CHARGE COVERAGE RATIO.   The ratio of (a) Consolidated EBITDAR
for the four fiscal quarters most recently ended to (b) the sum of (i) Consolidated Total Interest Expense for such period PLUS, without duplication,
(ii) any scheduled amortization of principal on Indebtedness (excluding amortization relating to Capitalized Leases) for such period PLUS (iii) Consolidated Rental Expense for such period.

         FOREIGN SUBSIDIARY. Any Subsidiary of the Borrower not organized under the laws of the United States of America or the Dominion of Canada.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTOR. Any Subsidiary which becomes a party to a Guaranty.

         GUARANTY. A Guaranty, made by a Subsidiary of the Borrower in favor of the Banks and the Agent pursuant to which such Subsidiary of the Borrower guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Agent.

         HAZARDOUS SUBSTANCES.  Any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i)   every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v)   every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, excluding stock options, warrants or other rights granted to employees under employee compensation agreements,

                  (vii) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (vi) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
         (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, and (x) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the

Closing Date with respect to interest accrued during the previous calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period; and (iii) as to any Competitive Bid Loan, the last day of the Interest Period applicable thereto.

         INTEREST PERIOD. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or Notice of Competitive Bid Borrowing (A) for any Base Rate Loan, the last day of the calendar quarter; (B) for any Eurodollar Rate Loan, 1, 2, 3, 4, 5, or 6 months; and (C) for any Competitive Bid Loan, a period up to 180 days; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in Section 2.9, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         INVENTORY TURN RATIO. At any time, the ratio of (a) "cost of merchandise sold" of the Borrower and its Subsidiaries for the period consisting of the immediately preceding four consecutive fiscal quarters of the Borrower to
(b) the average book value of inventory (without giving effect to extraordinary charges or write-downs of inventory) of the Borrower as of the end of each fiscal quarter ending during such period.

         INVESTMENTS. All expenditures made and all liabilities incurred by a Person (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances (excluding any loans and advances to employees made in the ordinary course of business consistent with past practice), capital contributions (including without limitation capital contributions consisting of transfers of property), or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any other Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, dividend or distribution); and (iii) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         INVITATION FOR COMPETITIVE BID QUOTES. See Section 2.3.1(c).

         ISSUING BANK. BKB or any other Bank or their agents, as issuer of a Letter of Credit.

         LETTER OF CREDIT. See Section 4.1.1.

         LETTER OF CREDIT APPLICATION. See Section 4.1.1.

         LETTER OF CREDIT FEE. See Section 4.6.

         LETTER OF CREDIT PARTICIPATION. See Section 4.1.4.

         LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and any Guaranties.

         LOAN REQUEST. See Section 2.2.1.

         LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2, whether Syndicated Loans or Competitive Bid Loans.

         MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

         MAXIMUM COMPETITIVE BID AMOUNT. $25,000,000.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MC. Michaels of Canada, ULC, a Nova Scotia unlimited liability company and wholly owned Subsidiary of the Borrower.

         MPR. Michaels Stores of Puerto Rico, Inc., a Delaware corporation and wholly owned Subsidiary of the Borrower.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NOTES. The Competitive Bid Notes and the Syndicated Notes.

         NOTICE OF COMPETITIVE BID BORROWING. See Section 2.3.1(f).

         OBLIGATIONS. All Indebtedness, obligations and liabilities of the Borrower and any Guarantor to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         OPERATING ACCOUNT. See Section 2.2.2.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED HOLDERS. Sam Wyly, Charles J. Wyly, Jr., Evan A. Wyly, trusts established by or for the benefit of any such Persons or any of their lineal descendants, entities controlled by any such trusts, and their respective Affiliates.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 9.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         RATE ADJUSTMENT PERIOD. See definition for Applicable Margin.

         RCRA. The Resource Conservation and Recovery Act.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries and located within the United States of America.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         REGISTER. See Section 19.3.

         REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

         REVOLVING CREDIT LOAN MATURITY DATE. August 28, 2001.

         ROYALTY PAYMENTS. Payments made to 5931, Inc. or 5931 Business Trust in an aggregate amount not to exceed 3-1/2% of consolidated revenues of the Borrower and its Subsidiaries on an aggregate, cumulative, consolidated basis in accordance with generally accepted accounting principles.

         SARA. The Superfund Amendments and Reauthorization Act of 1986.

         SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the

Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         SENIOR NOTES INDENTURE. That certain Indenture, dated as of June 21, 1996, between the Borrower and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.

         SENIOR NOTES. Those certain 10 7/8% Senior Notes due 2006, in a maximum face amount of $125,000,000, issued pursuant to the Senior Notes Indenture, as each shall be amended, restated, modified, extended, renewed or replaced.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Banks and Agent (with respect to Syndicated Loans made pursuant to Section 2.2.2 only), to the extent necessary to cause each Bank's actual share of the outstanding amount of Syndicated Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Syndicated Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See Section 2.5.1.

         SETTLEMENT DATE.  (a) The Drawdown Date relating to any Loan Request,
(b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agent, on any Business Day following a day on which the account officers of the Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Syndicated Loans outstanding from BKB PLUS BKB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Syndicated Loans decreases and (ii) the amount of the Agent's Syndicated Loans outstanding equals zero Dollars ($0).

         SETTLING BANK. See Section 2.5.1.

         STANDBY FRONTING FEE. See Section 4.6.

         SUBORDINATION AGREEMENT. The Amended and Restated Subordination Agreement, dated as of August 28, 1998, made by 5931 Business Trust, 5931, Inc. and the Borrower, in favor of the Agent, for the benefit of itself and each Bank party to the Credit Agreement and The Bank of New York, as Trustee for the Senior Notes.

         SUBORDINATED DEBT. Indebtedness of the Company pursuant to those certain 4 3/4% / 6 3/4% Step-up Convertible Subordinated Notes Due 2003, issued as of January 22, 1993 among Borrower as Issuer and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.

         SUBORDINATED DEBT INDENTURE. That certain Indenture, dated as of January 22, 1993 among the Borrower as Issuer and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SYNDICATED LOAN(S). See Section 2.1.

         SYNDICATED NOTES. See Section 2.6.1.

         SYNTHETIC LEASE. Every obligation of a Person under any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes to which the amount of indebtedness at any time of determination is represented by stipulated loss value, termination value or other equivalent amount.

         TOTAL CAPITAL. For any period, an amount equal to the sum of (i) Consolidated Net Worth for such period, PLUS (b) the aggregate outstanding amount of Consolidated Funded Debt for such period.

         TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time, which amount shall, as of the Closing Date, be $100,000,000, but which may be increased to $125,000,000 upon the terms and conditions set forth in Section 2.10.

         TOTAL OUTSTANDING. The sum of (i) the outstanding aggregate principal amount of Syndicated Loans and Competitive Bid Loans, PLUS (ii) the Maximum Drawing Amount and Unpaid Reimbursement Obligations.

         TYPE. As to any Syndicated Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         UNITED STATES SUBSIDIARY. Any Subsidiary of the Borrower organized under the laws of the United States of America.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

         VOTING STOCK. With respect to a corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         5931 BUSINESS TRUST.  5931 Business Trust, a Delaware business trust.

         5931, INC. 5931, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

         1.2.     RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                          2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND SYNDICATED LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.2, such sums ("Syndicated Loans") as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment (without regard to any Competitive Bid Loans of such Bank outstanding at such time) MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the
Total Outstanding shall not at any time exceed the Total Commitment. Subject to
Section 2.2.2 and Section 2.5, the Syndicated Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Syndicated Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Syndicated Loans to be made on the Closing Date, and Section 12, in the case of all other Syndicated Loans, have been satisfied on the date of such request.

         2.2.     REQUESTS FOR LOANS.

                  2.2.1. GENERAL. The Borrower shall give to the Agent written notice in the form of EXHIBIT A hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT A hereto) of each Syndicated Loan requested hereunder (a "Loan Request") by 12:00 noon (Boston time) (i) on the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each Loan Request shall specify (A) the principal amount of the Syndicated Loan requested, (B) the proposed Drawdown Date of such Syndicated Loan, (C) the Interest Period for such Syndicated Loan and (D) the Type of such Syndicated Loan. Promptly upon receipt of any Loan Request, the Agent shall notify each of the Banks thereof. Each such Loan Request from the Borrower shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof.

                  2.2.2. SWING LINE. Notwithstanding the notice and amount requirements set forth in Section 2.2.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Syndicated Loans to the Borrower (i) by entry of credits to the Borrower's accounts with the Agent designated by the Agent in its discretion for such purpose (collectively, the "OPERATING ACCOUNTS") to cover checks or other charges which the Borrower has drawn or made against such accounts or (ii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Agent to make from time to time such Syndicated Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Accounts or as otherwise so requested. The Borrower acknowledges and agrees that the making of such Syndicated Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Syndicated Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 11 (in the case of Syndicated Loans made on the Closing Date) and Section 12 be satisfied. All actions taken by the Agent pursuant to the provisions of this Section 2.2.2 shall be conclusive and binding on the Borrower and the Banks absent manifest error or the Agent's gross negligence or willful misconduct. Syndicated Loans made pursuant to this Section 2.2.2 shall be Base Rate Loans until converted in accordance with the provisions of this Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

         2.3.     COMPETITIVE BID LOANS.

                  2.3.1. COMPETITIVE BID BORROWINGS. (a) THE COMPETITIVE BID OPTION. In addition to the Syndicated Loans permitted to be made hereunder pursuant to Section 2.1, the Borrower may, from time to time from the Closing Date until the Revolving Credit Loan Maturity Date pursuant to the terms of this Section 2.3, cause the Agent to request the Banks to make offers to fund Competitive Bid Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this Section 2.3. Each Bank may make Competitive Bid Loans as provided in this Section 2.3.

                  (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this
         Section 2.3, it shall transmit to the Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of EXHIBIT B attached hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (Boston time) two (2) Business Days prior to the requested Drawdown Date, specifying (i) the requested Drawdown Date (which must be a Business Day), (ii) the principal amount of such Competitive Bid Loan (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000 and may not exceed the lesser of (A) the Maximum Competitive Bid Amount and (B) the Total Commitment), and (iii) the Interest Period of such Competitive Bid Loan (which may not extend beyond the Revolving Credit Loan Maturity Date). Contemporaneously with the transmission of each Competitive Bid Quote Request, the Borrower shall pay to the Agent, for the Agent's own account, a work fee in the amount of $1,250. The Borrower may request offers to make Competitive Bid Loans for one amount and three Interest Periods in a single Competitive Bid Quote Request.

                  (c) INVITATION FOR COMPETITIVE BID QUOTES; ALTERNATIVE MANNER OF AUCTION. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT C attached hereto (an "Invitation for Competitive Bid Quotes"), as promptly as possible but not later than 3:00 p.m. (Boston time) on the Business Day prior to the requested Drawdown Date which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
         Section 2.3. If, after receipt by the Agent of a Competitive Bid Quote Request from the Borrower in accordance with subsection (b) of this
         Section 2.3.1, the Agent or any Bank shall be unable to complete any procedure of the auction process described in subsections (c) through
         (f) (inclusive) of this Section 2.3.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

                  (d)    SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                         (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile not later than 10:00 a.m. (Boston time) on the requested Drawdown Date, PROVIDED that Competitive Bid Quotes may be made by the Agent in its capacity as a Bank only if it notifies the Borrower of the terms of its Competitive

                  Bid Quote no later than 9:30 a.m. (Boston time) on the requested Drawdown Date. Subject to the requirements that the applicable provisions of Section 12 be satisfied, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                         (ii) Each Competitive Bid Quote shall be in
                  substantially the form of EXHIBIT D-1 attached hereto (a "Competitive Bid Quote") and shall in any case specify:

                              (A) the requested Drawdown Date and Interest Periods relating thereto,

                              (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than the Commitment Amount of the quoting Bank but may not exceed the lesser of (I) the Maximum Competitive Bid Amount and
                         (II) the Total Commitment, (y) must be $5,000,000 or a larger multiple of $1,000,000 and (z) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested,

                              (C) the rate of interest per annum (rounded to the nearest 1/1000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan, and

                              (D)  the identity of the quoting Bank.

                         (iii) Any Competitive Bid Quote shall be disregarded if
                  it:

                              (A) is not substantially in the form of EXHIBIT D-1 attached hereto or does not specify all of the information required by subsection (d)(ii) of this
                         Section 2.3.1;

                              (B) contains qualifying, conditional or similar language (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition that the Bank will fund any one, but not more, of the Competitive Bid Loans offered in such Competitive Bid Quote);

                              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                              (D)  arrives after the time set forth in
                         subsection (d)(i) of this Section 2.3.1.

                  (e) NOTICE TO BORROWER. Not later than 10:30 a.m. (Boston time) on the requested Drawdown Date, the Agent shall notify the Borrower of the terms of all Competitive Bid Quotes submitted by the Banks in accordance with subsection (d) of this Section 2.3.1. The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which Competitive Bid Quotes have been received for each Interest Period specified in the related Competitive Bid Quote Request, (ii) the respective principal amounts and Competitive Bid Rates so offered in each Competitive Bid Quote, and (iii) the identity of the Bank that shall have made such Competitive Bid Quote.

                  (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 a.m. (Boston time) on the requested Drawdown Date, the Borrower shall notify the Agent, and the Agent shall promptly notify each Bank with respect to its Competitive Bid Quote, of the Borrower's acceptance or non-acceptance of the offers of which it was notified pursuant to subsection (e) of this Section 2.3.1. In the case of an acceptance., such notice shall (i) be substantially in the form of EXHIBIT D-2 attached hereto (a "Notice of Competitive Bid Borrowing"), (ii) be irrevocable by the Borrower, and (iii) specify the aggregate principal amount of Competitive Bid Quote for each Interest Period that are accepted. Each acceptance by the Borrower of Competitive Bid Quotes hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 have been satisfied on the date of such acceptance. The Borrower may accept any Competitive Bid Quote in whole or in part; PROVIDED that:

                              (A)  the aggregate principal amount of each
                         Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                              (B)  the aggregate principal amount of each
                         Competitive Bid Loan must be $5,000,000 or a larger multiple of $1,000,000, and

                              (C) the Borrower may not accept a Competitive Bid Quote made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid Quote made at a lower Competitive Bid Rate.

                  (g) ALLOCATION BY AGENT. If Competitive Bid Quotes are made by two or more Banks with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such Competitive Bid Quotes. If any such Bank has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Quote, and under the procedures of this subsection (g), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error. The Agent shall, promptly after the funding of any Competitive Bid Loan, notify the Banks thereof pursuant to a notice substantially in the form of EXHIBIT D-3 attached hereto.

                  (h) FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of Section 12 are satisfied, the Bank or Banks whose Competitive Bid Quotes the Borrower has accepted will fund each Competitive Bid Loan so accepted as provided in Section 2.4.1.

                  2.3.2. MAXIMUM COMPETITIVE BID LOANS: FUNDING LOSSES. (a) Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the lesser of (i) the Total Commitment MINUS Total Outstanding other than the outstanding principal amount of Competitive Bid Loans and (ii) the Maximum Competitive Bid Amount.

                  (b) If after acceptance of any Competitive Bid Quote pursuant to Section 2.3.1(f), the Borrower fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, the Borrower shall indemnify the Bank funding such Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, as provided in Section 5.10.

                  2.3.3. REPAYMENT OF COMPETITIVE BID LOANS. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent, for the accounts of the relevant Banks, on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans PLUS interest thereon at the applicable Competitive Bid Rate. Subject to the terms of this Credit Agreement, the Borrower may reborrow any amounts so repaid from time to time prior to the Revolving Credit Loan Maturity Date.

         2.4.     FUNDS FOR LOANS.

                  2.4.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Syndicated Loans or Competitive Bid Loans, each Bank will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Syndicated Loans and the amount of such Bank's Competitive Bid Loans accepted by the Borrower, if any. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 to be delivered on or prior to such Drawdown Date, to the extent applicable, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans. The failure or refusal of any Bank to make available to the Agent the amount of its Commitment Percentage of the requested Syndicated Loans or the amount of its Competitive Bid Loans accepted by the Borrower at the aforesaid time on any Drawdown Date shall not (i) relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Syndicated Loans or the amount of such other Bank's Competitive Bid Loans accepted by the Borrower or (ii) impose upon any other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                  2.4.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Syndicated Loans (or, in the case of Competitive Bid Loans, the amount of such Bank's Competitive Bid Loans accepted by the Borrower, if any) to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. The Agent shall notify the Borrower by telephone or telecopy to the Borrower of the failure of any Bank to make available to the Agent the amount of its Commitment Percentage of the Syndicated Loans or the amount of its Competitive Bid Loans accepted by the Borrower on such Drawdown Date promptly after the Agent obtains knowledge of such failure. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES
         (b) the amount of such Bank's Commitment Percentage of such Syndicated Loans (or in the case of Competitive Bid Loans, the amount of such Bank's Competitive Bid Loans accepted by the Borrower, if any), TIMES
         (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Syndicated Loans or the amount of such Bank's Competitive Bid Loans accepted by the Borrower, as applicable, shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this
         Section 2.4.2 shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of the Syndicated Loans (or the amount of such Bank's Competitive Bid Loans accepted by the Borrower, as applicable,) is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower within three (3) Business Days after demand, with interest thereon at the rate per annum applicable to the Syndicated Loans (or Competitive Bid Loans, as applicable), made on such Drawdown Date; PROVIDED, HOWEVER, that until and unless such payment has been made in full by the Borrower, such Bank shall remain liable to the Agent for the full amount of such payment, including interest as set forth above. Subject to Section 2.1 and Section 2.3, as applicable, the Borrower may at any time within such three-day period submit a new Loan Request or Competitive Bid Quote Request to the Agent pursuant to Section 2.2 or Section 2.3.1(b), as applicable, covering the amount set forth in the Agent's demand for payment. Any payment by the Borrower to the Agent of any Syndicated Loans (or Competitive Bid Loans) pursuant to this Section
         2.4.2 shall be deemed to be a payment of the Loans that were to be made by the Bank that failed to make such Syndicated Loans or Competitive Bid Loans, as applicable.

         2.5.     SETTLEMENTS.

                  2.5.1. GENERAL. On each Settlement Date, the Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrower of the respective outstanding amount of Syndicated Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Banks of the amount (a "SETTLEMENT AMOUNT") that each Bank (a "SETTLING BANK") shall pay to effect a Settlement of any Syndicated Loan. A statement of the Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section 2.5 shall be PRIMA FACIE evidence of the amount due and owing absent manifest error. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.5 shall for all purposes be treated as a Syndicated Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section 2.5 shall for all purposes (other than for purposes of Section 5.10) be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Syndicated Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Syndicated Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Syndicated Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Syndicated Loans.

                  2.5.2. FAILURE TO MAKE FUNDS AVAILABLE. The Agent may, unless notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower or other Banks, as applicable, a corresponding amount. If any Settling Bank makes available to the Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this Section
         2.5.2 shall be prima facie evidence of the amount due and owing to the Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three
         (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Syndicated Loans (or Competitive Bid Loans, as applicable) for which such Settlement Amount was not made available to the Agent; PROVIDED, HOWEVER, that until and unless such payment has been made in full by the Borrower, such Bank shall remain liable to the Agent for the full amount of such payment, including interest as set forth above. Subject to Section 2.1 and Section 2.3, as applicable, the Borrower may at any time within such three-day period submit a new Loan Request or Competitive Bid Quote Request to the Agent pursuant to Section 2.2 or
         Section 2.3.1(b), as applicable, covering the amount set forth in the Agent's demand for payment. Any payment by the Borrower to the Agent of any Syndicated Loans (or Competitive Bid Loans) pursuant to this
         Section 2.5.2 shall be deemed to be a payment of the Loans that were to be made by the Settling Bank that failed to make its Settlement Amount available to the Agent.

                  2.5.3. NO EFFECT ON OTHER BANKS. The failure or refusal of any Settling Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other Settling Bank from its several obligations here under to make available to the Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

         2.6.     THE NOTES.

                  2.6.1. SYNDICATED NOTES. The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit E-1 attached hereto (each a "Syndicated Note"), dated as of the Closing Date and completed with appropriate insertions. A Syndicated Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Syndicated Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal on such Bank's Syndicated Note, an appropriate notation on the Record attached to such Bank's Syndicated Note reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Syndicated Loans set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower here under or under any Syndicated Note to make payments of principal of or interest on any Syndicated Note when due.

                  2.6.2. COMPETITIVE BID NOTES. The Competitive Bid Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT E-2 attached hereto (each a "Competitive Bid Note"), dated as of the Closing Date and completed with appropriate insertions. A Competitive Bid Note shall be payable to the order of each Bank in a principal amount equal to the Maximum Competitive Bid Amount, or if less, the outstanding amount of all Competitive Bid Loans made by such Bank to the Borrower hereunder, as set forth in Section 2.3, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make, at or about the time of the Drawdown Date of any Competitive Bid Loan made by such Bank or at the time of receipt of the payment of principal of such Competitive Bid Loan, an appropriate notation on the Record attached to such Bank's Competitive Bid Note reflecting the making of such Competitive Bid Loan and repayments thereof. All such notations shall constitute PRIMA FACIE evidence of the amount of such Competitive Bid Loans and the repayments thereof, but the failure to record, o# any error in so recording such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower here under or under any Competitive Bid Note to make payments of principal or interest on any Competitive Bid Note when due.

         2.7. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.7, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments or of the Total Commitment may be reinstated.

         2.8. INTEREST ON LOANS. Except as otherwise provided in Section 5.11, the unpaid principal amount of the Loans outstanding from time to time shall bear interest from the Drawdown Date thereof until the Revolving Credit Loan Maturity Date at the annual rate which at all times shall be determined in accordance with the following provisions:

                  (a) Each Base Rate Loan Outstanding shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of the Applicable Margin PLUS the Eurodollar Rate determined for such Interest Period.

                  (c) Each Competitive Bid Loan shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan.

                  (d) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

        2.9.      CONVERSION OPTIONS.

                  2.9.1. CONVERSION TO DIFFERENT TYPE OF SYNDICATED LOAN. The Borrower may elect from time to time to convert any outstanding Syndicated Loan to a Syndicated Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent by 12:00 noon (Boston time) three (3) Eurodollar Business Days' prior to the proposed conversion date of such Syndicated Loan prior written notice of such election and (iii) no Syndicated Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Syndicated Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of the outstanding Syndicated Loans of any Type may be converted as provided herein, PROVIDED that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Syndicated Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.9.2. CONTINUATION OF TYPE OF SYNDICATED LOAN. Any Syndicated Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan or Base Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto, and such Base Rate Loan shall be continued as a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion or continuation contemplated by this Section 2.9.2 is scheduled to occur.

                  2.9.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof. The Borrower may not have more than five
        (5) Eurodollar Rate Loans outstanding at any time.

        2.10. LIMITED INCREASE IN TOTAL COMMITMENT. Unless a Default or Event of Default has occurred and is continuing, the Borrower may request that the Total Commitment be increased to not more than $125,000,000 hereunder, PROVIDED, HOWEVER, that (i) any Bank which is a party to this Credit Agreement prior to such increase may elect to fund a share of the increase (as allocated by the Agent), thereby increasing its Commitment hereunder, but no Bank shall be required to do so, (ii) in the event that it becomes necessary to include a new Bank to provide additional funding under this Section 2.10, such new Bank must be reasonably acceptable to the Agent, and (iii) the Banks' Commitment Percentages shall be correspondingly adjusted and Notes issued or amended and such other changes shall be made to the Loan Documents, as reasonably necessary, to reflect any such increase in the Total Commitment. Any such increase (whether to $125,000,000 or to a lesser amount) shall require, among other things, the satisfaction of such conditions precedent similar to the conditions precedent set forth in Section 11 as the Agent may reasonably require, including, without limitation, the obtaining by any Bank of requisite internal approvals, the Agent's receipt of evidence of applicable corporate authorization and other corporate documentation from the Borrower and the legal opinion of counsel to the Borrower, each in form and substance satisfactory to the Agent and the Borrower.

                              3. REPAYMENT OF THE LOANS.

        3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the Total Outstanding exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Loans for the respective accounts of the Banks. Each prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable to the respective unpaid principal amount of each Bank's

Syndicated Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion, and if no Syndicated Loans are outstanding, the Competitive Bid Loans, in proportion, as nearly as practicable, to the unpaid principal amount of each Bank's Competitive Bid Note. If at any time the sum of the outstanding amount of the Competitive Bid Loans exceeds the Maximum Competitive Bid Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Competitive Bid Loans made by the Banks, in proportion, as nearly as practicable, to the unpaid principal amount of each Bank's Competitive Bid Note.

        3.3.      OPTIONAL REPAYMENTS OF LOANS.

        (a) The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that all prepayments of Eurodollar Rate Loans prior to the end of the Interest Period relating thereto shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with Section 5.10. The Borrower shall give the Agent written notice, no later than 12:00 noon, Boston time, (i) on the Business Day of any proposed repayment pursuant to this Section 3.3 of Base Rate Loans or Competitive Bid Loans, and (ii) three (3) Eurodollar Business Days in advance of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of such Loans, the principal amount to be paid and whether the Loan being unpaid is a Syndicated Loan, Competitive
Bid Loan or both. Each such partial prepayment of the Loans shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans, then to the principal of Eurodollar Rate Loans, and then to the principal of Competitive Bid Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Syndicated Note and Competitive Bid Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

        (b)       Notwithstanding the foregoing, subject to the provisions of
Section 2.5, the Agent may, in its sole discretion and without consulting with the Banks, allow the Borrower to repay Loans (i) from collections received by the Borrower or (ii) in such other amounts requested by the Borrower.

                               4. LETTERS OF CREDIT.

        4.1.      LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower or any of its Subsidiaries of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the other Banks and in reliance upon the agreement of the other Banks set forth in Section
        4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower or any of its Subsidiaries one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower or any of its Subsidiaries and agreed to by the Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $50,000,000 at any one time and (b) the Total Outstanding shall not exceed the Total Commitment.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts, or time drafts up to a maximum tenor of 183 days, for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each

        Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

                  4.1.6. NOTICE TO AGENT. At the time of issuance of each Letter of Credit, the Issuing Bank shall notify the Agent of Maximum Drawing Amount of such Letter of Credit and the other terms of such Letter of Credit.

        4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the other Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                  (a) except as otherwise expressly provided in Section 4.2(b) and (c), within one Business Day following each date that any draft presented under such Letter of Credit is honored by the Issuing Bank and the Issuing Bank has provided to the Borrower notice pursuant to
        Section 4.3 or within one Business Day following any date on which the Issuing Bank notifies the Borrower that the Issuing Bank has otherwise made a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Issuing Bank or any other Bank in connection with any payment made by the Issuing Bank or any other Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then

        Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations. Upon the termination of the Total Commitment pursuant to Section 2.7, the Agent agrees, so long as no Default or Event of Default has occurred and is continuing, to hold such cash collateral in an interest bearing account in the name of the Borrower, to pay current interest on such cash collateral to the Borrower, and upon the payment by the Borrower of any Reimbursement Obligations or the reduction of the Maximum Drawing Amount upon the cancellation of any Letter of Credit, the Agent agrees to return to the Borrower an amount equal to such payment or reduction together with unpaid interest accrued thereon through the date of such return.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 for overdue principal on the Loans.

        4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall, promptly following its receipt thereof, notify the Borrower and the Agent of the amount of the draft presented or demand for payment and of the date when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 no later than the Business Day following the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the other Banks and the Agent of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's

Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

        4.4. OBLIGATIONS ABSOLUTE. Subject to the provisions of Section 4.5, the Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances, other than as a result of the gross negligence or willful misconduct of the Issuing Bank, the Agent or the other Banks, and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, the Issuing Bank, any other Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank, the Agent and the other Banks that the Issuing Bank, the Agent and the other Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the other Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or any other Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or any other Bank to the Borrower. The Issuing Bank agrees that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit.

        4.5.      RELIANCE BY ISSUER. To the extent not inconsistent with
Section 4.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the other Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

        4.6. LETTER OF CREDIT FEE. The Borrower shall pay to the Agent a fee
(in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, equal to the Applicable Margin specified for such standby Letter of Credit at the date of issuance, extension or renewal of such Letter of Credit multiplied by the face amount of each such Letter of Credit, PLUS an issuance fee in respect of each standby Letter of Credit equal to an amount agreed by between the Borrower and the Issuing Bank, for the account of the Issuing Bank only, (the "Standby Fronting Fee"), and the Agent shall in turn remit to each Bank its PRO RATA portion of such Letter of Credit Fee (but not the Standby Fronting Fee, which is for the account of the Issuing Bank only) and (b) in respect of each documentary Letter of Credit issued pursuant to this Credit Agreement, equal to the Applicable Margin specified for such documentary Letter of Credit at the date of issuance, extension or renewal of such Letter of Credit multiplied by the face amount of each such Letter of Credit or any subsequent increases in the face amount, PLUS the Applicable Margin PLUS an issuance fee in respect of each documentary Letter of Credit equal to $125.00 (the "Documentary Fronting Fee"), and the Agent shall in turn remit to each Bank its PRO RATA portion of such Letter of Credit Fee (but not the Documentary Fronting Fee, which is for the account of the Issuing Bank only). The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date with a final payment on the Revolving Credit Maturity Date or an earlier date on which the Commitment shall terminate, in each case to be first preceded by a notice and invoice from the Agent specifying the amount due and payable. In addition, the Borrower shall pay to the Issuing Bank, for its own account, such other issuance, processing, negotiation, amendment and administrative fees as the Issuing Bank may require.

                           5. CERTAIN GENERAL PROVISIONS.

        5.1.      CERTAIN FEES.

                  5.1.1. FEES PAYABLE AT CLOSING. The Borrower agrees to pay all fees referred to in the Fee Letter which are payable on the Closing Date in accordance with the terms of such Fee Letter.

                  5.1.2. AGENT AND ARRANGER FEES. The Borrower agrees to pay each of the Agent and the Arranger the fees described in the Fee Letter, upon the terms and conditions set forth therein.

        5.2. FACILITY FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of the Applicable Margin specified for such facility fee on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date of the Total Commitment during such calendar quarter. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitment shall terminate, in each case to be first preceded by a notice and invoice from the Agent specifying the amount due and payable.

        5.3.      FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, facility fees, Letter of Credit Fees and any other fees due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks, the Issuing Bank and the Agent, as applicable, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  5.3.2. NO OFFSET ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the

        Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks, the Issuing Bank or the Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. Nothing contained in this Section 5.3.2 shall be deemed to impose upon the Borrower any obligation to pay taxes based upon the income or profits of the Agent, the Issuing Bank or any other Bank.

        5.4. COMPUTATIONS. All computations of interest on the Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on Base Rate Loans, Competitive Bid Loans, Letter of Credit Fees, and other fees due hereunder shall be based on a 365-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount to the Borrower, the Borrower shall notify the Agent or such Bank to the contrary.

        5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan unless the Agent has received timely notice of the Borrower's intent to prepay such Eurodollar Rate Loan or any portion thereof pursuant to Section 3.3, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

        5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Syndicated Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans unless the Agent has received timely notice of the Borrower's intent to prepay such Eurodollar Rate Loan or any portion thereof pursuant to Section 3.3, or within such earlier period as may be required by law. The Borrower hereby agrees to pay the Agent for the account of such Bank, within thirty (30) days following demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans here under; PROVIDED, HOWEVER, that if the Agent or such Bank shall fail to notify the Borrower or make demand within one hundred twenty (120) days following the occurrence of any such event, such Bank shall not be entitled to claim any additional amounts pursuant to this Section 5.6 for any period ending on a date which is prior to one hundred twenty (120) days before such notification or demand.

        5.7. ADDITIONAL COSTS ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                         (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                         (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                         (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within thirty (30) days following demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; PROVIDED, HOWEVER, that if such Bank or the Agent shall fail to notify the Borrower or make demand within one hundred twenty (120) days following the occurrence of any such event, such Bank or, as the case may be, the Agent shall not be entitled to claim any additional amounts pursuant to this Section 5.7 for any period ending on a date which is prior to one hundred (120) days before such notification or demand.

        5.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent reasonably determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction after the date hereof, or (ii) compliance after the date hereof by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or Eurodollar Rate, or in amounts paid or payable by the Borrower pursuant to
Section 5.7 or Section 5.10 hereof, the Borrower and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder which will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrower and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. Notwithstanding anything to the contrary contained in this Section 5.8, in the event that the Agent or any Bank shall fail to notify the Borrower of any such costs of increased capital requirements within one hundred twenty (120) days following the Agent's or such Bank's determination thereof, the Agent or, as the case may be, such Bank shall not be entitled to claim any additional amounts pursuant to this Section 5.8 for any period ending on a date which is prior to one hundred twenty (120) days before such notification.

        5.9. CERTIFICATE. A certificate signed by an officer of any Bank, setting forth any additional amount required to be paid by the Borrower to such Bank under Section 5.7, Section 5.8 or Section 5.10 and the computations made by such Bank to determine such additional amount, shall be submitted by such Bank to the Borrower in connection with each demand made at any time by such Bank upon the Borrower under Section 5.7, Section 5.8 or Section 5.10. Without limiting the negotiation requirements of Section 5.8 (with respect to certificates issued on account of additional amounts required to be paid pursuant to Section 5.8), such certificate shall constitute PRIMA FACIE evidence as to the additional amount owed.

        5.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans or Competitive Bid Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans or Competitive Bid Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.2 or Section 2.9 or after the Borrower has accepted a Competitive Bid Quote pursuant to Section 2.3.1(f) or (iii) the making of any payment of a Eurodollar Rate Loan or Competitive Bid Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. In the event that the Agent or any Bank shall fail to notify the Borrower of any such losses, costs or expenses within one hundred twenty (120) days following the incurrence of any thereof, the Agent or, as the case may be, such Bank shall not be entitled to claim any additional amounts pursuant to this Section 5.10 for any period ending on a date which is prior to one hundred twenty (120) days before such notification.

        5.11.     INTEREST AFTER DEFAULT.

                  5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.8.

                  5.11.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.8.

        5.12. BANK OBLIGATION TO MITIGATE. Any Bank that makes demand for payment of additional amounts under Section 5.7 or Section 5.8 or notifies the Agent of any circumstances pursuant to Section 5.6, shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office so as to avoid thereafter the circumstances that give rise to such demand or notification.

        5.13. REPLACEMENT OF BANK. (a) In the event that any Bank makes a demand for payment under Section 5.7 or Section 5.8 or notifies the Agent of any circumstances requiring payment pursuant to Section 5.6, the Borrower may within one hundred twenty (120) days of such demand, if no Event of Default or Default then exists, (i) reduce the commitment in the full amount of such Bank's Commitment Percentage of the Commitment and repay such Bank in full or (ii) replace such Bank with an Eligible Assignee in accordance with Section 19 (including execution of an appropriate Assignment and Acceptance Agreement). If the Borrower accomplishes the replacement or repayment of such Bank within 120 days following the demand, the Borrower shall only owe any such Bank amounts under Section 5.6, Section 5.7 or Section 5.8, as applicable, hereof through the date of replacement or repayment. If the Borrower does not accomplish either replacement or repayment of such Bank within such 120 days, the Borrower shall owe such Bank in accordance with the terms of any written agreement reached between Bank and the Borrower, and, if no such agreement has been reached, the Borrower shall owe such Bank in accordance with the terms and provisions of
Section 5.6, Section 5.7 or Section 5.8, as applicable. If the Commitment is reduced by the Borrower pursuant to this Section 5.13(a), the Borrower and the Banks agree that the Commitment Percentages of each Bank will be automatically ratably adjusted to reflect such reduction of the Commitment. Each Bank agrees to the automatic readjustment of each remaining Bank's contingent liabilities under
Section 4.1.4 according to the new (adjusted) Commitment Percentages.

        (b) If any Bank is acquired by or merges with any other Person (including any other Bank) and (i) such Bank is not the surviving Person, and
(ii) there exists no Default or Event of Default hereunder, the Borrower may replace such Bank in whole with another Eligible Assignee acceptable to the Agent pursuant to an Assignment and Acceptance Agreement within thirty days following the date of consummation of any such acquisition.

        (c) If (i) there exists no Default or Event of Default on any such date and no Default or Event of Default shall be caused by the action permitted below and (ii) any Bank refuses to consent to any amendment, waiver or consent to any provision hereof or in any Loan Document in accordance with the terms of Section 26 (other than an amendment to increase the Commitment of such Bank), but to which each other Bank has previously agreed, then, the Borrower may, with the prior written consent of the Agent, within 90 days after the date of such consent, amendment or waiver, replace such Bank in whole with another Eligible Assignee, pursuant to an Assignment and Acceptance Agreement and otherwise in accordance with the terms of Section 19.

                                    6. GUARANTIES.

        The payment and performance of the Obligations shall be guaranteed by each new United States Subsidiary of the Borrower which becomes a party to a Guaranty pursuant to Section 9.11.

                         7. REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Banks and the Agent as follows:

        7.1.      AUTHORITY.

                  7.1.1. ORGANIZATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power to own its property and conduct its business as now conducted, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where the character of its properties or the nature of the business conducted by it make such qualification necessary, except where (A) a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole or

        (B)(1) a failure to be so qualified involves a Subsidiary of the Borrower that was acquired pursuant to Section 9.6 within thirty (30) days prior to the date on and as of which this representation and warranty is being made or repeated and (2) the Borrower and such Subsidiary are using all reasonable efforts to obtain the appropriate license, admission or qualification.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings (except that in the case of a Subsidiary acquired pursuant to Section 9.6, such execution, delivery and authorization shall have been completed no later than the later to occur of (a) the date of such acquisition, and (b) fifteen (15) Business Days following receipt by the Borrower or such Subsidiary of forms of the Loan Documents, or amendments thereto, as appropriate, to which such Subsidiary is to become a party in order to become a Subsidiary), (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, except where such conflict, breach or contravention would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole and would not limit the enforceability of the Loan Documents or the ability of the Borrower and its Subsidiaries to perform their obligations under the Loan Documents, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any of its Subsidiaries and (v) do not conflict with any material provision or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries, except where such conflict would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        7.3.      TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE
7.3 hereto, the Borrower and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or dispositions permitted hereunder since that date), subject to no liens or other encumbrances except Permitted Liens.

        7.4.      FINANCIAL STATEMENTS.

                  7.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the fifty-two/fifty-three weeks ending on the Saturday closest to the last day of January.

                  7.4.2. FINANCIAL STATEMENTS. There has been furnished to the Agent a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, including the opinion thereof expressed by and signed by the Borrower's independent certified public accountants. Such balance sheet and statement of income and statement of cash flow have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for period from the Closing Date through the Borrower's fiscal year 2001, copies of which have been delivered to the Agent, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material adverse change in any of such projections, as such projections may be updated from time to time pursuant to Section 8.4(f). The projections are based upon estimates and assumptions which the Borrower deems reasonable, have been prepared on the basis of the assumptions stated therein and reflect the good faith estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

        7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole. Since the Balance Sheet Date, the Borrower has not made any Distribution, other than as permitted under Section 9.4.

        7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

        7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries taken as a whole or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        7.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any material provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in a material adverse effect on the financial condition, assets or business of the Borrower and its Subsidiaries taken as a whole.

        7.9. TAX STATUS. Each of the Borrower and, to the knowledge of the Borrower, its Subsidiaries (i) have made or filed all United States federal and state income and other tax returns, reports and declarations required to be filed by it other than those returns as to which the failure to so file would not, in the opinion of the Borrower, create an outstanding liability for taxes due or interest and penalties thereon which would reasonably be expected materially adversely to affect the operations or the financial condition of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them or to result in any material liability for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) has paid, or has made reasonable provision for payment of, all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those taxes being contested in good faith and by appropriate proceedings.

        7.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

        7.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

        7.12.     EMPLOYEE BENEFIT PLANS.

                  7.12.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA, except where such noncompliance would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  7.12.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of
        Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I,
        Part 6 of ERISA or the applicable state insurance laws and except individual employment, severance or termination agreements with employees, directors, officers or independent contractors of the Borrower or any ERISA Affiliate. Subject to applicable legal requirements, the Borrower or an ERISA Affiliate, as appropriate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person other than for claims arising prior to termination.

                  7.12.3. GUARANTEED PENSION PLANS. Each contribution required to be made to avoid the incurrence of an accumulated funding deficiency or the notice or lien provisions of Section 302(f) of ERISA has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. As of the Closing Date, no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by an amount in excess of $5,000,000.

                  7.12.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
        Section 4201 of ERISA or as a result of a sale of assets described in
        Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

        7.13. USE OF PROCEEDS.

                  7.13.1. GENERAL. The proceeds of the Loans and the Letters of Credit shall be used for working capital and general corporate purposes.

                  7.13.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  7.13.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a
        Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

        7.14. ENVIRONMENTAL COMPLIANCE. To the Borrower's knowledge:

                  (a) none of the Borrower, its Subsidiaries or any of their operations on the Real Estate is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any Hazardous Substances which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on SCHEDULE 7.14 attached hereto: (i) no portion of the Real Estate has been used by any of the Borrower or its Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and (ii) in the course of any activities conducted by the Borrower or its Subsidiaries, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws.

                  (d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

        7.15. SUBSIDIARIES ETC. SCHEDULE 7.15 sets forth all Subsidiaries of the Borrower. Except as set forth on SCHEDULE 7.15 and as otherwise permitted here under, neither the Borrower nor any Subsidiary of the

Borrower is engaged in any joint venture or partnership with any other Person.

        7.16. DISCLOSURE. No representation or warranty made by any of the Borrower or its Subsidiaries in this Credit Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made. Except as disclosed in writing to the Agent, there is no fact known to the Borrower or, to the knowledge of the Borrower, any of its Subsidiaries, which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, or financial condition of the Borrower and its Subsidiaries, taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

        7.17. YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

                     8. AFFIRMATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

        8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the facility fees, the Agent's fees and all other fees provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Irving, Texas, or at such other place in the United States of America as the Borrower shall designate upon written notice to the

Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

        8.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will, to the extent generally accepted accounting principles are applicable thereto, be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Ernst & Young LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agent.


        8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent and the Agent will then deliver to the Banks:

                  (a) as soon as available, but in any event not later than ninety five (95) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification (except that a qualification for a change in accounting principles with which such firm of independent certified public accountants concurs shall be permitted) by Ernst & Young L.L.P. or by other independent certified public accountants reasonably satisfactory to the Agent;

                  (b) as soon as available, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by a financial officer, vice president-finance, vice president-accounting, treasurer or controller of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by a financial officer, vice president-finance, vice president-accounting, treasurer or controller of the Borrower in substantially the form of EXHIBIT F hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with (i) the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and (ii) if the Total Commitment exceeds $100,000,000, evidence of compliance with the provisions of the Senior Notes restricting the amount of Indebtedness the Borrower and its Subsidiaries may incur;

                  (d) as soon as practicable but in any event, within (20) Business Days after the filing or mailing thereof, copies of all financial statements filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower as such;

                  (e) from time to time such other financial data and information (including information relating to Guaranteed Pension Plans and accountants' management letters) as the Agent or any Bank may reasonably request; and

                  (f) as soon as available, but in any event not later than sixty (60) days following the delivery of the financial statements referred to in clause (a) above or at any other time at which the Borrower shall desire to submit such updated projections, consolidated projections of the Borrower and its Subsidiaries updating those projections delivered pursuant to this Section 8.4(f).

        8.5. NOTICES.


                  8.5.1. DEFAULTS. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other material note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith, upon becoming aware thereof, give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                  8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, business or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  8.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within thirty (30) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

        8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Subject to the actions permitted by Section 9.6, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises. Subject to the actions permitted by Section 9.6, the Borrower will, and will cause each of its Subsidiaries to, (i) cause all of its material properties used or useful in the conduct of its business or the business of such

Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 8.6 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries taken as a whole.

        8.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, keep adequately insured either with financially sound and reputable insurers or pursuant to a plan of self-insurance established in accordance with sound and appropriate practices and in accordance with applicable law, insurance with respect to such assets, properties and business as are customarily insured by owners of similar assets, properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such period as may be reasonable and prudent.

        8.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all lawful claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if (i) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, (ii) adequate bonds have been obtained with respect thereto, or (iii) the failure to so pay would not have a material evidence effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; and PROVIDED FURTHER that, with respect to liens or charges securing an amount less than $500,000, the Borrower and its Subsidiaries shall have thirty (30) days grace to accomplish such discharge; and PROVIDED FURTHER the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

        8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals and with reasonable notice as the Agent or any Bank may reasonably request.

        8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) all laws and regulations (including all Environmental Laws), to which it may be subject, noncompliance with which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound, non-compliance with which would reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, and (iv) all applicable decrees, orders, and judgments, non-compliance with which would reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license.

        8.11. EMPLOYEE BENEFIT PLANS. The Borrower will, promptly upon receipt or dispatch, furnish to the Agent (i) any notice of an ERISA Reportable Event (as to which the requirement of 30 days notice has not been waived), or notification regarding missed contributions, sent to the PBGC in respect of a Guaranteed Pension Plan and (ii) any other report, demand or notice from the PBGC or a Multiemployer Plan asserting a current liability of the Borrower in connection with, or which could reasonably be expected to result in a material increase in the liability of the Borrower on, the termination of, or a withdrawal from, a Guaranteed Pension Plan or Multiemployer Plan.

        8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will obtain Letters of Credit solely for working capital and other general corporate purposes, including acquisitions permitted hereunder.

        8.13. ROYALTY PAYMENTS. The Borrower will cause 5931, Inc. and 5931 Business Trust to make Distributions to the Borrower of substantially all Royalty Payments within 45 days of 5931, Inc. and 5931 Business Trust receipt of such Royalty Payments.

        8.14. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, execute such further instruments and documents as the Agent shall reasonably request to carry out more effectively the purposes of this Credit Agreement and the other Loan Documents.

        9.        CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

        9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) the Borrower and its Subsidiaries may permit to exist the existing Indebtedness shown on SCHEDULE 9.1 hereto;

                  (c) Indebtedness under the Senior Notes and the Subordinated Debt each as in effect on the date hereof or as modified consistent with Section 9.5;

                  (d) the Borrower and its Subsidiaries that are Guarantors may incur Indebtedness owing to and held by the Borrower or other Subsidiaries of the Borrower;

                  (e) Subsidiaries of the Borrower which are not Guarantors may incur Indebtedness to the Borrower and other Subsidiaries of the Borrower not to exceed $10,000,000 at any time;

                  (f) MC may incur unsecured Indebtedness in an aggregate amount not to exceed an amount equal to the Canadian Dollar equivalent of $5,000,000 outstanding at any one time;

                  (g) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness of the Borrower and its Subsidiaries represented by Capitalized Lease obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or costs of construction, repairs, renovation, remodeling, expansion or other improvement of property, plant and equipment, including services and equipment supporting such items used in Borrower's business or any Subsidiary's business in an aggregate principal amount outstanding not to exceed ten percent (10%) of Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the time of any incurrence of such Indebtedness;

                  (h) the Borrower and its Subsidiaries may incur or permit to exist, unsecured Indebtedness consisting of commercial or stand-by letters of credit with financial institutions that are not Lenders in a maximum amount outstanding at any one time of $5,000,000 for the benefit of any Person that is not an Affiliate of the Borrower;

                  (i) the Borrower and its Subsidiaries may incur or permit to exist unsecured Indebtedness consisting of performance bonds, bankers' acceptances, surety or appeal bonds provided by the Borrower or any Subsidiary in the ordinary course of its business and which do not secure other Indebtedness;

                  (j) any Subsidiary of the Borrower that is a Guarantor may guaranty the obligations of the Borrower under the Senior Notes;

                  (k) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness to 5931, Inc. and 5931 Business Trust consisting of obligations to make Royalty Payments and other Indebtedness subject to the provisions of the Subordination Agreement;

                  (l) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness with respect to accounts payable and accrued liabilities incurred in the ordinary course of business, and each of the Subsidiaries may incur or permit to exist Indebtedness with respect to accounts payable to the Borrower related to the Borrower's transfer of inventory to such Subsidiary and related to invoices representing obligations incurred and payments required under operating leases paid by the Borrower on behalf of such Subsidiary, each in the ordinary course of business;

                  (m) the Borrower and any Subsidiary may incur or permit to exist Indebtedness in the form of guaranties by the Borrower or Subsidiary of the Borrower of (i) Indebtedness of any Subsidiary which such Subsidiary is permitted to incur pursuant to this Section 9.1,
        (ii) Indebtedness of MC up to the Canadian Dollar equivalent of $5,000,000 as permitted above, (iii) investments permitted by Section 9.3(f), (iv) Indebtedness of any Subsidiary that is a Guarantor, and
        (v) Indebtedness of the Borrower and any Subsidiary with respect to operating lease obligations;

                  (n) the Borrower may incur or permit to exist Indebtedness with respect to the Capitalized Leases incurred from time to time for point-of-sale equipment and store systems, and services and equipment supporting this equipment and systems, the obligations under which do not exceed $32,000,000 in the aggregate throughout the term of this Credit Agreement;

                  (o) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness assumed with respect to acquisitions permitted in accordance with Section 9.6, or consisting of guaranties of such Indebtedness, so long as such Indebtedness was not created in anticipation of such acquisition and six months following the closing date of such acquisition does not exceed, in the aggregate, $5,000,000;

                  (p) the Borrower and its Subsidiaries may permit to exist Indebtedness consisting of letters of credit existing as of the Closing Date aggregating approximately $8,000,000 issued by NationsBank, N.A. for the account of the Borrower and/or any of its Subsidiaries issued to any Person;

                  (q) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness under deferred compensation plans, employee separation agreements, employee stock purchase plans and 401(k) plans of the Borrower and/or its Subsidiaries;

                  (r) the Borrower may incur or permit to exist Indebtedness with respect to stock repurchase plans of the Borrower permitted in accordance with Section 9.4 in an aggregate amount not to exceed $50,000,000;

                  (s) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness with respect to Derivative Transactions;

                  (t) in addition to the Indebtedness permitted in subsections (a)-(s) of this Section 9.1, the Borrower and its Subsidiaries may incur or permit to exist additional Indebtedness not to exceed at any one time five percent (5%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.

        9.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," (and subject to the exceptions therein) with or without recourse; PROVIDED HOWEVER, Borrower and its Subsidiaries may create, assume or permit to exist the following liens:

                  (a) liens on property acquired directly or indirectly by the Borrower in accordance with the terms and provisions of Section 9.6 so long as such liens are not securing Indebtedness of the Borrower in excess of the fair market value of the real property;

                  (b) liens (other than blanket liens on the Borrower's or its Subsidiaries' equipment, inventory, accounts or other receivables), securing Indebtedness of the Borrower and its Subsidiaries not to exceed five percent (5%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries;

                  (c) liens for taxes or assessments either not yet delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with generally accepted accounting principles;

                  (d) deposits or pledges to secure the payment of workers compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) materialmen's, mechanic's, workmen's, repairmen's, or other like liens arising in the ordinary course of business or by operation of law to secure obligations not yet delinquent or which within thirty (30) days of receipt by the Borrower or any of its Subsidiaries of any lien filing by a lien claimant are being contested by the Borrower or such Subsidiary in good faith and for which (a) adequate reserves shall have been set aside in conformity with generally accepted accounting principles or (b) as to which adequate bonds shall have been obtained;

                  (f) liens securing the Indebtedness permitted under Section 9.1(g), Section 9.1(n) and Section 9.14, provided that in any case:

                         (i) no such lien shall extend to or cover any other property or assets of the Borrower or of any Subsidiary, as the case may be, and

                         (ii) the aggregate principal amount of the indebtedness
                  secured by all such liens in respect of any such property or assets shall not exceed the greater of (A) the fair market value of such property or assets at the time of such acquisition, or (B) the good faith allocated purchase price of such assets;

                  (g) consensual landlord's liens and landlord's liens arising by operation of law;

                  (h) liens in favor of NationsBank, N.A. to collateralize letters of credit issued by such bank that are outstanding on the date hereof, and

                  (i)    liens existing on the date hereof and shown on
        SCHEDULE 9.2 hereto.

        9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

                  (a)    Investments in Cash Equivalents;

                  (b) Investments in trade receivables incurred in the ordinary course of business;

                  (c) Investments in endorsements of negotiable instruments for collection in the ordinary course of business;

                  (d) Investments by the Borrower in any Subsidiary that has executed a Guaranty and Investments by any Subsidiary of the Borrower;

                  (e) Investments by the Borrower or any Subsidiary in any Foreign Subsidiary that has executed a Guaranty in an amount not to exceed in the aggregate at any time $15,000,000;

                  (f) Investments by the Borrower in Subsidiaries that have not executed a Guaranty (A) in connection with the transfer of inventory to such Subsidiary or (B) in connection with invoices representing obligations incurred, and payments required, under operating leases, each in the ordinary course of business and paid by the Borrower to Persons on behalf of such Subsidiaries;

                  (g) Investments by the Borrower or any Subsidiary in Subsidiaries of the Borrower existing as of the date hereof at the levels as of the date hereof;

                  (h) Investments by the Borrower in Subsidiaries consisting of loans or Indebtedness to the extent permitted by Section 9.1;

                  (i) Investments in 5931, Inc. and 5931 Business Trust in connection with Royalty Payments and payments necessary to cover administrative costs;

                  (j) Investments in Subsidiaries acquired or created pursuant to Section 9.6 or 9.11 in the amounts permitted by such sections;

                  (k) Investments pursuant to deferred compensation plans for former and current directors, officers, consultants and employees; and

                  (l) any other Investments not otherwise permitted in Subsections (a)-(k) in this Section 9.3 in an aggregate amount not to exceed ten percent (10%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.

        9.4. DISTRIBUTIONS. The Borrower and its Subsidiaries will not make any Distributions, PROVIDED, HOWEVER, (a) in addition to the Distributions permitted by clauses (b)-(c) below, the Borrower may declare or pay Distributions so long as the aggregate amount of Distributions paid after the Closing Date do not exceed in the aggregate an amount equal to the sum of
(i) $50,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income of the Borrower and its Subsidiaries for each complete fiscal year of the Borrower ending after the Closing Date plus (iii) an amount equal to the aggregate amount of cash proceeds received by the Borrower after May 3, 1998 in connection with the exercise of options to acquire the Borrower's stock, (b) Subsidiaries of the Borrower may make Distributions to the Borrower, and (c) the Borrower and its Subsidiaries may make Distributions of stock and options to acquire stock pursuant to the terms of their stock option plans.

        9.5. PAYMENTS AND MODIFICATIONS OF SENIOR NOTES AND SUBORDINATED NOTES. (a) The Borrower will not and will not permit any of its Subsidiaries to amend, supplement or otherwise modify the terms of the Senior Notes or Subordinated Debt that would result in (i) an increase in the outstanding principal amount of the Subordinated Debt or Senior Notes, (ii) an increase in any principal, interest, fees, or other amounts payable under the Subordinated Debt, the Subordinated Debt Indenture, the Senior Notes Indenture or the Senior Notes, (iii) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt, the Subordinated Debt Indenture, the Senior Notes Indenture or the Senior Notes (including, without limitation, as a result of any redemption, defeasance or otherwise),
(iv) a change in any percentage of holders of the Subordinated Debt under (A) the Subordinated Debt Indenture and the securities issued pursuant thereto or
(B) the Senior Notes Indenture or the Senior Notes, in each case required under the terms of such documents to take (or refrain from taking) any action, (v) a change that grants or permits the granting of any security interest or Lien on any asset or property of the Borrower or any Subsidiary to secure the Subordinated Debt or the Senior Notes or (vi) it being more difficult for the Borrower to comply with the covenants contained in such document and (b) the Borrower will not, and will not permit any of its Subsidiaries to, make any prepayment, redemption or repurchase of any of the Senior Notes or Subordinated Debt; PROVIDED, HOWEVER, that prior to the occurrence of a Default or Event of
Default:

                  (x) Borrower may make a prepayment on the Senior Notes that is permitted or required under the terms of the Senior Notes and the Senior Notes Indenture, but only to the extent that (i) Borrower has received net proceeds of one or more equity offerings from the issuance date of the Senior Notes (which such prepayment may not be in excess of the amount of net proceeds received from equity offerings, and, in the aggregate over the term of this Credit Agreement, such prepayments may not exceed $25,000,000), or (ii) the prepayment is made out of proceeds Borrower has received from an asset sale and Borrower has used such proceeds in accordance with the terms of the Senior Note Indenture (which such prepayment may reduce the outstanding Senior
        Notes in an amount not in excess of the amount of the proceeds received);


                  (y) Borrower may purchase Senior Notes in the open market from time to time, so long as, in the aggregate over the term of this Credit Agreement, the purchase price for such Senior Notes may not exceed $25,000,000 and such purchase price reduces the permitted prepayment from equity proceeds permitted pursuant to subsection (ii) above Dollar for Dollar; and

                  (z) Borrower may redeem and/or repurchase the Subordinated Notes, so long as the amounts paid by the Borrower to redeem and/or repurchase the Subordinated Notes plus any other permitted Distributions made by the Borrower does not exceed the amount of Distributions permitted under Section 9.4.

        9.6.      MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  9.6.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices); other than

                         (a) the merger or consolidation of one or more of the
                  Subsidiaries of the Borrower;

                         (b) the acquisition (whether of stock or assets or by
                  means of a merger) of any other Person, PROVIDED that

                              (i) immediately after such acquisition, and after
                         giving effect thereto on a PRO FORMA basis, no Default or Event of Default shall then exist;

                              (ii) if required by applicable law, the board of
                         directors and the shareholders or the equivalent, of such other Person has approved such acquisition;

                              (iii) such other Person is in, or immediately
                         after such acquisition is converted into, the same or substantially similar line of business of the Borrower and its Subsidiaries;

                              (iv) in connection with any such acquisition, the
                         aggregate consideration (including assumption of Indebtedness) paid in connection with such acquisition shall not exceed an amount equal to ten percent (10%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, determined immediately prior to such acquisition; and

                              (v) if the Borrower and such other Person merge and the Borrower is the surviving entity.

                  9.6.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                         (a) the disposition of assets in the ordinary course of business;

                         (b)  disposition of obsolete equipment; and

                         (c) sale-leaseback transactions and other dispositions of assets that do not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, PROVIDED that (i) the aggregate net book value of the assets to be sold after the Closing Date does not, at any time, exceed fifteen percent (15%) of the Consolidated Total Assets of the Borrower and its Subsidiaries, in each case determined as of the date of the disposition of such assets and (ii) such assets are sold in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale).

        9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Other than in compliance with Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, or (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, and the Borrower will not, and will not permit any of its Subsidiaries to, otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

        9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries, which is not covered by a prohibition transaction exemption granted by the Department of Labor; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA in an amount which would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
        Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by an amount in excess of $5,000,000.

        9.9. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

     9.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than the Borrower or any other Subsidiary of the Borrower, and other than for services as employees, officers and directors, for Royalty Payments or loans to the Borrower from the recipient of such Royalty Payments and for transactions with officers and directors of the Borrower or any Subsidiary in their capacity as such or in their capacity as a consultant, including, without limitation, salary, bonuses, stock options, fees and other forms of compensation), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, except (a) to the extent that all such transactions do not exceed an amount equal to $5,000,000 per annum or (b) on terms no less favorable to the Borrower or such Subsidiary than would have been obtainable on an arm's-length basis with a third party.

     9.11. CREATION AND MAINTENANCE OF SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to create or acquire, in any manner whatsoever, any new Subsidiaries; PROVIDED, HOWEVER, the Borrower and its Subsidiaries may create or acquire Subsidiaries, so long as:

               (i) there exists no Default or Event of Default and immediately after such creation, giving effect thereto on a PRO FORMA basis, no Default or Event of Default shall then exist;

               (ii) each new Subsidiary which is an "unrestricted subsidiary" (as such term is defined in the Senior Note Indenture) shall execute a Guaranty of the Obligations hereunder;

               (iii) the Borrower and each new United States Subsidiary shall execute and deliver such certificates, agreements and documents as Agent or Banks may reasonably require; and

               (iv) no United States Subsidiary shall issue any new stock of any classification without Majority Banks' prior written consent, except issuance to the Borrower or any other Subsidiary.

     9.12. DERIVATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, incur or permit to exist any Derivative Transactions, other than Derivative Transactions incurred in the ordinary course of business, PROVIDED, HOWEVER, such Derivative Transactions do not increase the Indebtedness of the Borrower outstanding at any time (net of assets received) other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder.

     9.13. SALES OF ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any securitization facilities involving any
(a) accounts or general intangibles for money due or to become due, (b) chattel paper, instruments or documents creating or evidencing a right to payment of money or (c) other receivables.

     9.14. SYNTHETIC LEASES. The Borrower will not, and will not permit any of its Subsidiaries to, incur or permit to exist any Synthetic Lease obligations which exceed $50,000,000 in the aggregate, at any time.

                      10. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. FUNDED DEBT TO TOTAL CAPITAL. The Borrower will not permit the ratio of Consolidated Funded Debt to Total Capital at any time to be greater than 45%.

     10.2. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will not permit as of the end of any fiscal quarter the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

     10.3. INVENTORY TURN RATIO. If as of the end of any fiscal quarter the Fixed Charge Coverage Ratio is less than or equal to 1.60 to 1.00 the Borrower will not permit the Inventory Turn Ratio to be less than 1.60 to 1.00 as of the end of such fiscal quarter.

     10.4. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year set forth in the table below that exceed, in the aggregate, the amount set forth opposite such fiscal year in such table:


                 FISCAL YEAR                      AMOUNT
                 ------------                     ------
                 1998                             $70,000,000
                 1999                             $80,000,000
                 2000                             $95,000,000
                 2001                             $120,000,000


     PROVIDED, HOWEVER, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year in the table above is not so utilized, twenty five percent (25%) of such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year. Notwithstanding the foregoing, the Borrower may make additional Capital Expenditures in connection with the replacement of the Lexington, Kentucky distribution center in an amount not to exceed $35,000,000.

                               11. CLOSING CONDITIONS.

     The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered to the Agent by the Borrower, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks.

     11.2. CERTIFIED COPIES OF CHARTER AND DEBT DOCUMENTS. The Agent shall have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, in form and substance satisfactory to the Agent of each of (i) its charter or other incorporation documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, (iii) the Senior Notes and Senior Note Indenture, (iv) the Subordinated Notes and the Subordinated Note Indenture and
(v) the documents relating to the Royalty Payments.

     11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents shall have been duly taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

     11.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of the Borrower, the Loan Documents to make Loan Requests and Conversion Requests and to apply for Letters of Credit and (ii) to give notices and to take other action on its behalf under the Loan Documents.

     11.5. OPINION OF COUNSEL. The Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from Jones Day Reavis & Pogue, counsel to the Borrower.

     11.6. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees described in the Fee Letters pursuant to Sections 5.1 and 5.1.2.

     11.7. PAYOFF LETTER. The Agent shall have received a payoff letter from NationsBank, N.A., indicating the amount of the loan but not the letter of credit obligations of the Borrower to NationsBank, N.A. to be discharged on the Closing Date and an acknowledgment by NationsBank, N.A. that the existing Credit Facility with NationsBank, N.A. has been terminated with respect to loans, but not letters of credit thereunder upon receipt of such funds.

     11.8. ABI GUARANTY. ABI shall have executed and delivered to the Agent for the benefit of the Banks its guaranty of the obligations of the Borrower hereunder; PROVIDED, HOWEVER, in the event of a sale of all or substantially all of the assets of ABI or distribution of all or substantially all of the stock of ABI permitted under Section 9.4 or Section 9.6, the Agent and the Banks hereby agree to release and discharge such guaranty of ABI.

                          12. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true and correct in all material respects as of the date as of which they were made and shall also be true and correct in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

     12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements from the Borrower in substance and form reasonably satisfactory to such Bank as such Bank shall require from the Borrower for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent and the Agent's Special Counsel, the Agent and such counsel shall have received all such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                      13. EVENTS OF DEFAULT; ACCELERATION; ETC.

     13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within five (5) days following receipt of written notice from the Agent, on which date the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in Section 9 or Section 10;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, which obligations exceed $5,000,000 in the aggregate, or fail to observe or perform in any material respect any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, which exceed $5,000,000 in the aggregate, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty
     (60) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

          (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Borrower or any ERISA Affiliate incurs any liability in connection with a termination of a Guaranteed Pension Plan to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that the Agent determines in its reasonable discretion that such event (A) could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and (B) would present a material risk for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan and such proceedings have not been dismissed within sixty (60) days following the date of such institution;

          (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty
     (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any assets of the Borrower or its Subsidiaries, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole;

          (n)  there shall occur any Change in Control of the Borrower;

     then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

          13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the Total Commitment shall automatically terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the Total Commitment, and upon such notice being given such unused portion of the Total Commitment hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the Total Commitment shall relieve the Borrower or any of its Subsidiaries of any of its existing Obligations.

          13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                     14. SETOFF.

          During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower (but excluding accounts held in custody by any Bank in the investment group of such Bank for investment services provided to the Borrower) in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting such Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                    15. THE AGENT.

     15.1.      AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to any collateral security and guaranties contemplated by the Loan Documents.

     15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.


     15.4.     NO REPRESENTATIONS.


          15.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or the Arranger active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Closing Date.

     15.5. PAYMENTS.

          15.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     15.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     15.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent from among the Banks. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                          16. EXPENSES AND INDEMNIFICATION.

     16.1. EXPENSES. The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (vii) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches.

     16.2. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (iii) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding except to the extent that such claims, actions, suits, liabilities, losses or damages arise solely as a result of the Agent or any Bank's gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     16.3. SURVIVAL. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

              17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, including any Section 20 Subsidiary, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement or by any Section 20 Subsidiary, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank, the Agent, Section 20 Subsidiary or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Section 20 Subsidiary of such Bank as provided in Section
17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

     17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this
Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in; any interest in any of the Loans or Reimbursement Obligations from any Bank.

                          18. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                         19. ASSIGNMENT AND PARTICIPATION.

     19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit);

PROVIDED that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of each of the Agent and the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $500,000 and in an amount not less than $5,000,000 or 100% of such assigning Bank's remaining Commitment, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

     19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     19.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) to be bound by Section 17, (iii) not to disclose such information to a third party, except as required by law or legal process and (iv) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 15.1 or Section 15.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

     19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16.2 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                  20. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063, Attention: Christopher J. Holland, Vice President, and Mark Beasley, Esq., or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Judith Kelly, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall last have furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                                  21. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                    22. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                  23. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                              24. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 26.

                              25. WAIVER OF JURY TRIAL.

     Each of the Borrower, the Banks and the Agent hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrower, the Banks and the Agent hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

          26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section
5.11 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), may not be decreased, the term of the Notes may not be extended, the amount of the Commitments of the Banks (except to the extent permitted by Section 2.10) may not be increased, and the amount of commitment fee, facility fee or Letter of Credit Fees or other fees due hereunder may not be decreased without the written consent of the Borrower and the written consent of each Bank affected thereby; this Section 26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                  27. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              MICHAELS STORES, INC.

                              By: /s/ Christopher J. Holland
                                  -----------------------------------------
                                   Name:  Christopher J. Holland
                                   Title: Vice President - Finance


                              BANKBOSTON, N.A., individually
                              and as Agent


                              By: /s/ Linda H. Thomas
                                  -----------------------------------------
                                   Name: Linda H. Thomas
                                   Title: Managing Director


                              CREDIT LYONNAIS NEW YORK
                              BRANCH


                              By: /s/ Robert Ivosevich
                                  -----------------------------------------
                                   Name: ROBERT IVOSEVICH
                                   Title: SENIOR VICE PRESIDENT


                              GUARANTY FEDERAL BANK, F.S.B.


                              By: /s/ Robert S. Hays
                                  -----------------------------------------
                                   Name: Robert S. Hays
                                   Title: Vice President


                              WELLS FARGO BANK (TEXAS), N.A.


                              By: /s/ MaryJo Hoch
                                  -----------------------------------------
                                   Name: MaryJo Hoch
                                   Title: Vice President

                              THE BANK OF NEW YORK


                              By: /s/ Charlotte Sohn
                                  -----------------------------------------
                                   Name: Charlotte Sohn
                                   Title: Vice President


                              FLEET NATIONAL BANK


                              By: /s/ Thomas J. Bullard
                                  -----------------------------------------
                                   Name:  THOMAS J. BULLARD
                                   Title: VICE PRESIDENT


                              UNION BANK OF CALIFORNIA, N.A.


                              By: /s/ Terry Rocha
                                  -----------------------------------------
                                   Name: Terry Rocha
                                   Title: Vice President

                                                                       EXHIBIT A


                                 FORM OF LOAN REQUEST


                                        [Date]


BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110
Attn: Judith Kelly, Vice President

      Re: LOAN REQUEST

Ladies and Gentlemen:

      Reference is hereby made to that certain Revolving Credit Agreement, dated as of August ___, 1998 (as amended and in effect from time to time the "Credit Agreement"), by and among Michaels Stores, Inc. (the "Borrower"), the lending institutions listed on SCHEDULE 1 thereto (the "Banks") and BankBoston, N.A. as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Pursuant to Section 2.2.1 of the Credit Agreement, we hereby request that a Syndicated Loan consisting of [a Base Rate Loan in the principal amount of $________, or a Eurodollar Rate Loan in the principal amount of $_______ with an Interest Period of __________] be made on ________ , 199_/200_. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Syndicated Loan on such date.

      We hereby certify (a) that the aggregate principal amount of the outstanding Syndicated Loans and all outstanding Letters of Credit on today's date is $_________, (b) that we will use the proceeds of the requested Syndicated Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true and correct in all material respects as of the date as of which it was made and is true and correct in all material respects at and as of the date hereof (except from transactions contemplated or permitted by the Loan Department and changes occurring in the ordinary course of business that singly or in the aggregate are not materially

BankBoston, N.A., as Agent
Page 2


adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                              Very truly yours,

                              MICHAELS STORES, INC.



                         By:
                                  -----------------------------------------

                                                                       EXHIBIT B

                        FORM OF COMPETITIVE BID QUOTE REQUEST

                                        [Date]

To:       BankBoston, N.A., as Agent (the "AGENT")

From:     Michaels Stores, Inc. (the "BORROWER")

Re: Revolving Credit Agreement, dated as of August ___, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Agent, and certain other lending institutions which are parties thereto (collectively, the "BANKS").

     We hereby give notice pursuant to Section 2.3.1(b) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:__________


Principal Amount     Interest Period(s)      Maturity Date
----------------    --------------------     -------------

$



      Capitalized terms which are used herein without definition shall have the same meanings herein as in the Credit Agreement.



                              MICHAELS STORES, INC.


                              By:
                                  -----------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT C


               FORM OF INVITATION FOR COMPETITIVE BID QUOTES


To:            [Name of Bank]

     Pursuant to Section 2.3.1(c) of the Revolving Credit Agreement, dated as of August __, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among Michaels Stores, Inc. (the "BORROWER"), BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions which are parties thereto (collectively, the "BANKS"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:__________________


Principal Amount         Interest Period(s)       Maturity Date
----------------         -----------------        -------------
$



     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Please respond to this invitation by no later than 3:00 p.m. (Boston time) on the Business Day prior to the requested Drawdown Date to the attention of [_____] at facsimile number [_____].

                              BANKBOSTON, N.A., AS AGENT


                              By:
                                  -----------------------------------------
                              Name:
                              Title:

                                                                     EXHIBIT D-1



                           FORM OF COMPETITIVE BID QUOTE


BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention: Judith Kelly, Vice President

     Re:  COMPETITIVE BID QUOTE TO MICHAELS STORES, INC. (THE "BORROWER")

     In response to your Invitation for Competitive Bid Quotes on behalf of the Borrower dated _______________, 19/20__, the undersigned hereby makes the following Competitive Bid Quote on the following terms:

1.   Quoting Bank: _____________________________________________

2.   Person to contact at quoting Bank: ________________________

3.   Drawdown Date: ____________________________________________

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


     Principal           Interest            Competitive Bid
     Amount              Period(s)           Rate(s)
     ---------           ---------           ---------------
     $
     $

5.   Aggregate Principal Amount    $

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement, dated as of August __, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions which are parties thereto (collectively, the "BANKS"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Borrower.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                   Very truly yours,

                                   [NAME OF BANK]



Dated:                             By:
      --------------------------      ------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT D-2

                     FORM OF NOTICE OF COMPETITIVE BID BORROWING

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention: Judith Kelly, Vice President

         Re: Revolving Credit Agreement, dated as of August ____, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among Michaels Stores, Inc. (the "BORROWER"), BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions which are parties thereto (collectively, the "BANKS").

         We hereby give notice pursuant to Section 2.3.1(f) of the Credit Agreement of our acceptance of the following Competitive Bid Quote(s):

1.       Bank: __________________________________________

2.       Drawdown Date:__________________________________

3. In the following principal amounts, for the following Interest Periods and at the following rates:


         Principal            Interest            Competitive Bid
         Amount               Period(s)           Rate(s)
         ------               ---------           -------
         $
         $



[Repeat for each Bank as necessary]

4.       The aggregate principal amount for each Interest Period is:


         Interest                               Aggregate
         Period                              Principal Amount
         ------                              ----------------
                                                    $
                                                    $



         We hereby certify (a) that we will use the proceeds of the requested Competitive Bid Loan in accordance with the provisions of the Credit Agreement,
(b) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true and correct in all material respects as of the date as of which it was made and is true and correct in all material respects at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (c) that no Default or Event of Default has occurred and is continuing.

         Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                             Very truly yours,

                                             MICHAELS STORES, INC.



Dated:                                  By:
      ------------------------              ---------------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT D-3

                       FORM OF NOTICE OF COMPETITIVE BID LOANS


                                        [Date]


To:          Each of the Banks referred to below

From:        BankBoston, N.A., as Agent

         Reference is made to the Revolving Credit Agreement, dated as of August ___, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among Michaels Stores, Inc. (the "BORROWER"), BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions which are parties thereto (collectively, the "BANKS"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         Under Section 2.3 of the Credit Agreement, the Borrower borrowed $_____________ in Competitive Bid Loans on _________ __, ___ with an Interest Period of _____________. The Competitive Bid Rate for the period is ________%.

         A range of Competitive Bid Quotes were submitted. The bids ranged from [insert highest bid] to [insert lowest bid].


                                             BANKBOSTON, N.A., AS AGENT




                                             By:
                                                --------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT E-1


                              FORM OF SYNDICATED NOTE



$______________                                                August ____, 1998


         FOR VALUE RECEIVED, the undersigned, MICHAELS STORES, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "BANK"), at the Agent's Head Office:

                  (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of _____________________________ DOLLARS
         ($____________________) or, if less, the aggregate unpaid principal amount of Syndicated Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of August __, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Bank, BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions parties thereto; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Closing Date through and including the date on which the principal amount hereof is paid in full at the times and the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Syndicated Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Syndicated Loan shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.
This Note is a revolving note, and it is contemplated that by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder; notwithstanding any such occurrence, the Note shall remain valid and shall be in full force and effect as to each principal advance made hereunder subsequent to each such occurrence.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Agent, the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Agent, the Banks or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESSES SPECIFIED IN Section 20(a) OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has caused this Syndicated Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.


                                             MICHAELS STORES, INC.



                                             By:
                                                --------------------------
                                                  Name:
                                                  Title:

-------------------------------------------------------------------------------
                                Amount of         Balance of
                  Amount      Principal Paid       Principal     Notation
   Date           of Loan       or Prepaid           Unpaid      Made By:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                                                                     EXHIBIT E-2

                             FORM OF COMPETITIVE BID NOTE

[$___________]                                                 August ____, 1998


         FOR VALUE RECEIVED, the undersigned, MICHAELS STORES, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "BANK") at the Agent's Head Office (a) on the Revolving Credit Loan Maturity Date, or such earlier date as may be required pursuant to the terms of the Credit Agreement (defined below), the principal amount of [_________] MILLION DOLLARS ([$___________]) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of August ___, 1998 (as the same may be amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Bank, BankBoston, N.A., as Agent (the "AGENT"), and certain other lending institutions parties thereto and (b) interest on the outstanding principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

         This Competitive Bid Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, including, without limitation, the Borrower's promise to repay each Competitive Bid Loan advanced hereunder on the last day of the applicable Interest Period with respect thereto. All capitalized terms used in this Competitive Bid Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to this Competitive Bid Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Competitive Bid Note. The outstanding amount of the Competitive Bid Note set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but failure by the Bank to make any such notations shall not affect any of the Borrower's obligations in respect of this Competitive Bid Note.

         The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and every endorser of this Competitive Bid Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, assent to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable.

         No delay or omission on the part of the Agent, the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Agent, the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         THIS COMPETITIVE BID NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS COMPETITIVE BID NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESSES SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has caused this Competitive Bid Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.


                                             MICHAELS STORES, INC.



                                             By:
                                                --------------------------
                                                  Name:
                                                  Title:


                                   Amount of      Balance of
         Amount   Competitive    Principal Paid   Principal      Notation
  Date   of Loan   Bid Rate        on Prepaid       Unpaid       Made By
  ----   -------   --------        ----------       ------       -------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                                                                       EXHIBIT F


                                       FORM OF
                                COMPLIANCE CERTIFICATE

                                MICHAELS STORES, INC.


                     COMPLIANCE CERTIFICATE DATED _______________



         I _______________________, solely in my capacity as
____________________ of Michaels Stores, Inc. (the "Borrower"), certify that the Borrower is in compliance with the terms of the Revolving Credit Agreement, dated as of August ___, 1998, as amended and in effect from time to time (the "Credit Agreement"), among the Borrower, BankBoston, N.A. as Agent, and certain other lending institutions which are parties thereto, as of the end of the quarter dated ________ , ____. The Borrower represents that it is in compliance with the terms of Section 9.6.2. Computations to evidence the Borrower's compliance with additional terms contained in Section 9 and Section 10 of the Credit Agreement are detailed on the attached APPENDIX I.

         Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.


                                        MICHAELS STORES, INC.



                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:
                                                   ---------------------------

                                MICHAELS STORES, INC.

                           COMPLIANCE CERTIFICATE WORKSHEET

                               AS OF__________________


Section                                                                         Calculation
-------                                                                         -----------
10.1     FUNDED DEBT TO TOTAL CAPITAL
         A.       Consolidated Funded Debt (sum of (1) through (3))             $__________

                  (1)    Outstanding principal amount of the Loans              $__________
                  (2)    PLUS Indebtedness with respect to Capitalized Leases   $__________
                  (3)    PLUS all other Indebtedness subject to payment of
                         interest                                               $__________

         B.       Total Capital (Item (1) plus Item (2) below)                  $__________

                  (1)    Consolidated Net Worth (Item (a) minus Item (b))       $__________

                         (a)  Consolidated Total Assets                         $__________
                         (b)  Consolidated Total Liabilities                    $__________
                              (MINUS any subscriptions receivable)

                  (2)    Consolidated Funded Debt (Item A. above)               $__________

         C.       Ratio of A. to B.                                             ___________%

                  RATIO NOT TO EXCEED 45% AT ANY TIME.

10.2     FIXED CHARGE COVERAGE RATIO

         A.       Consolidated EBITDAR (sum of (1) through (6))
                  (all amounts calculated for the trailing 4 quarters period)   $__________

                  (1)    Consolidated Net Income of the Borrower and its
                         Subsidiaries                                           $__________
                  (2)    PLUS Income Taxes                                      $__________
                  (3)    PLUS Consolidated Total Interest Expense               $__________
                  (4)    PLUS depreciation and amortization                     $__________
                  (5)    PLUS Consolidated Rental Expense                       $__________
                  (6)    PLUS noncash charges




         B.       Fixed Charges (sum of (1) through (3))
                  (all amounts calculated for the trailing 4 quarters period)   $__________

                  (1)    Consolidated Total Interest Expense                    $__________
                  (2)    PLUS scheduled principal amortization on Indebtedness
                         (excluding amortization related to Capitalized Leases) $__________
                  (3)    PLUS Consolidated Rental Expense                       $__________


          c.      Ratio of A. to B.                                                :1
                                                                                 ----------

                  RATIO MUST BE AT LEAST 1.50:1.

10.3     INVENTORY TURN RATIO

                  Is the Fixed Charge Coverage Ratio (as calculated in
                  Section 10.2 above) less than or equal to 1.60:1?             __________
                                                                                (Yes/No)

                  If yes, proceed to item A., if no, proceed to Section 10.4.

         A.       The cost of merchandise sold of the Borrower and its
                  Subsidiaries for the period of four consecutive fiscal
                  quarters then ended                                           $__________

         B.       The average book value of inventory (without giving
                  effect to xtraordinary charges or write-downs) as of
                  the end of each fiscal quarter ending during such period      $__________

         C.       Ratio of Item A. to B.                                            :1
                                                                                 ----------

                  ITEM C. MUST BE AT LEAST 1.60:1 WHEN THE FIXED CHARGE
                  COVERAGE RATIO FALLS BELOW 1.60:1


10.4     CAPITAL EXPENDITURES


         A.       Aggregate Capital Expenditures of Borrower and its
                  Subsidiaries made year-to-date                           $__________

         B.       Capital Expenditures Permitted in current fiscal year
                  (see table below)                                        $__________

         C.       Capital Expenditures permitted but not spent in prior
                  fiscal year (carryover amount)                           $__________

         D.       Item C. MULTIPLIED BY .25                                $__________




         E.       Capital Expenditures made for replacement of
                  Lexington, KY distribution center in an amount not to
                  exceed $35 million                                       $__________

                  AMOUNT IN LINE A. NOT TO EXCEED SUM OF LINES B., D. AND E.
                  (Note: Line E. is one-time expenditure only and is not part of carryover amount.)


                  -----------------------------------------
                     Fiscal Year   Capital Expenditures
                  -----------------------------------------
                         1998            $70,000,000
                  -----------------------------------------
                         1999            $80,000,000
                  -----------------------------------------
                         2000            $95,000,000
                  -----------------------------------------
                         2001           $120,000,000
                  -----------------------------------------



9.4      DISTRIBUTIONS

         A.       Aggregate distributions made by the Borrower after the
                  Closing Date                                                  $__________

         B.       $50,000,000                                                   $50,000.000
                                                                                 ----------

         C.       Consolidated Net Income for fiscal year ended ____________    $__________*

         D.       Item C. MULTIPLIED BY .50                                     $__________

         E.       Aggregate amount of cash proceeds received by the Borrower after May 3, 1998 in connection with the exercise of stock
                  options                                                       $__________

         F.       Item B. PLUS Item D. PLUS Item E.                             $__________

                  ITEM A. NOT TO EXCEED ITEM F. FOR COMPLIANCE

9.14     SYNTHETIC LEASES

         A.       Aggregate Synthetic Lease obligations of Borrower and its
                  Subsidiaries as of most recent fiscal quarter end             $__________

         B.       $50,000,000                                                   $50.000.000
                                                                                 ----------

                  ITEM A. NOT TO EXCEED ITEM B. FOR COMPLIANCE

---------------------
* Calculation based on the sum of the Consolidated Net Income of the Borrower for each complete fiscal year of the Borrower ending after the Closing Date.

                                                                       EXHIBIT G


                              ASSIGNMENT AND ACCEPTANCE


                             Dated as of [Insert Date]


         Reference is made to the Revolving Credit Agreement, dated as of August ___, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among Michaels Stores, Inc., a Delaware corporation (the "Borrower"), the lending institutions referred to therein (collectively, the "Banks"), and BankBoston, N.A., as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         _________________ (the "Assignor") and _________________ (the
"Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $______ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to __.00% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $_____, its Commitment Percentage is____.00%, the aggregate outstanding principal balance of its Loans equals $_____ and the aggregate amount of its Letter of Credit Participations equals $_____ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance,
(ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it here under free and clear of any adverse claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to                   Amount of Note
 the Order of:                     --------------
-----------------
Assignor                                $
Assignee                                $

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee,
(C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.4 and Section 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Upon the Agent's acceptance of this Assignment and Acceptance and the Agent's receipt of the registration fee in the amount of $3,500, the Agent shall record this Assignment and SCHEDULE 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to Section 16.2 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS AN INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                        [ASSIGNOR]



                                        By:
                                            ----------------------------
                                             Title:

                                        [ASSIGNEE]



                                        By:
                                            ----------------------------
                                             Title:

CONSENTED TO:

MICHAELS STORES, INC.



By:
    ----------------------
    Title:


BANKBOSTON, N.A., as
Agent



By:
    ----------------------
    Title:

                                      SCHEDULE 1



                            BANKS: COMMITMENT PERCENTAGES



----------------------------------------------------------------------------------------
Bank                     Address of Lending Office     Commitment     $100,000,000
                         (Domestic and Eurodollar)     Percentage     Revolving Credit
                                                                      Facility
----------------------------------------------------------------------------------------

BankBoston, N.A.         100 Federal Street            20.00000000%   $20,000,000
                         Boston, MA 02110
                         Fax No: (617) 434-0637
----------------------------------------------------------------------------------------
The Bank of New York     One Wall Street, 8th Floor    10.00000000%   $10,000,000
                         New York, NY 10286
                         Fax No: (212) 635-1483
---------------------------------------------------------------------------------------
Credit Lyonnais New      2200 Ross Avenue              18.00000000%   $18,000,000
York Branch              Suite 4400 West
                         Dallas, TX 75201
                         Fax No: (214) 220-2323
----------------------------------------------------------------------------------------
Guaranty Federal         8333 Douglas Avenue           16.00000000%   $16,000,000
Bank, F.S.B.             Dallas, TX 75225
                         Fax No: (214) 360-2760
----------------------------------------------------------------------------------------
Fleet National Bank      1 Federal Street              10.00000000%   $10,000,000
                         Boston, MA 02110
                         Fax No: (617) 346-0689
----------------------------------------------------------------------------------------
Union Bank of            350 California Street, 6th    10.00000000%   $10,000,000
California, N.A.         Floor
                         San Francisco, CA 94104
                         Fax No: (415) 705-7085
----------------------------------------------------------------------------------------
Wells Fargo Bank         1445 Ross Avenue, 3rd         16.00000000%   $16,000,000
(Texas), N.A.            Floor
                         Dallas, TX 75202
                         Fax No.: (214) 740-1543
----------------------------------------------------------------------------------------

                                     SCHEDULE 7.3

                             TITLE TO PROPERTY: LEASES



                                        None

                                     SCHEDULE 7.7

                                      LITIGATION



LEON PINK V. AARON BROTHERS, INC., ET AL.; Case No. BC161692; Superior Court of California, County of Los Angeles

ARAM HAMPARTSUMIAN V. MICHAELS STORES, INC., ET AL.; Case No. 787721; Superior Court of the State of California, County of Orange

CARRIE E. SALISBURY, ET AL. V. MICHAELS STORES, INC.; Case No. 720923; Superior Court of the State of California, County of San Diego

MIKAYLA SNYDER, ET UX. V. MICHAELS STORES, INC.; Case No. 312598; Superior Court of the State of California, County of Stanislaus

                                    SCHEDULE 7.14

                               ENVIRONMENTAL COMPLIANCE


           The former Leewards Distribution Center was previously affected by environmental conditions including but not limited to prior disposal of hazardous materials at various landfills, underground storage tanks ("USTs"), onsite dumping of excavation material from the removal of USTs and solid waste disposal areas. Remediation efforts have been completed and a Corrective Action Completion Report has been filed with the Illinois Environmental Protection Agency.

                                    SCHEDULE 7.15

                                     SUBSIDIARIES

Aaron Brothers, Inc., a Delaware corporation

Michaels of Canada, ULC, a Nova Scotia unlimited liability company

Michaels Stores of Puerto Rico, Inc., a Delaware corporation

5931, Inc., a Delaware corporation

5931 Business Trust, a Delaware business trust

                                     SCHEDULE 9.1


                        MICHAELS STORES, INC. AND SUBSIDIARIES
                                    EXISTING DEBT
                                AS OF AUGUST 27, 1998


DESCRIPTION OF DEBT                          OUTSTANDING BALANCE
--------------------                         -------------------
Letters of Credit                            $          2,502,974
Convertible Subordinated Notes               $         96,940,000
Senior Notes                                 $        125,000,000
Capital Equipment Lease - IBM                $         16,673,352
Capital Equipment Lease - Ryder              $            772,976



The above debt is covered by various baskets permitted under Section 9.1 of the Credit Agreement.

                                     SCHEDULE 9.2
                                    EXISTING LIENS
                                         FOR
                                 MICHAEL STORES, INC.
                                         AND
                                     SUBSIDIARIES

I.      MICHAELS STORES, INC.

        A.      UCC-1 FINANCING STATEMENTS

                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  NCNB Texas National     Montgomery    12-17-90           301620         Accounts, chattel paper, contract
                       Bank, as Administrative County, AL                                      rights, instruments, inventory,
                       Lender                                                                  equipment and proceeds

Michaels Stores, Inc.  NCNB Texas National     Montgomery    12-17-90           301621         Accounts, chattel paper, contract
                       Bank, as Administrative County, AL                                      rights, instruments, inventory,
                       Lender                                                                  equipment and proceeds

Michaels Stores, Inc.  IBM Credit Corporation      AR        03-27-96          1009390                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AR        03-27-96          1009391                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation  Sebastian     03-29-96           96-389                   Equipment
                                               County, AR

Michaels Stores, Inc.  IBM Credit Corporation  Sebastian     03-29-96           96-399                   Equipment
                                               County, AR

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-18-96           889425                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890615                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890616                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890617                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890618                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890619                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890631                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-27-96           890682                   Equipment

Michaels Stores, Inc.  IBM Credit corporation      AZ        03-27-96           890683                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891191                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891192                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891193                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891194                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891203                   Equipment




                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891204                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891205                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      AZ        03-29-96           891206                   Equipment

Michaels Stores, Inc.  BancBoston Leasing Inc.     CA        07-28-98         9821160761                 Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        09-02-93          93177830        Model CP-2102 Compactor, S/N:
                                                                                               93063545, voltage: 208, paint color:
                                                                                               Beige, main controls remote on 15'
                                                                                               cable, adv. full load indicator set
                                                                                               at 90% , rear loading power unit
                                                                                               (side saddle), UL certified panel, PU
                                                                                               cover, access panels both sides.
                                                                                               Model C-2242 Compaction Container,
                                                                                               S/N: 33505, Paint color: Beige. Lease
                                                                                               executed 7-15-93.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        09-02-93          93177831        Model VB-60 Baler S/N: 93060399,
                                                                                               Paint color: Diamond Brown, bundle be
                                                                                               wire, UL certified panel. Lease
                                                                                               executed 7-15-93.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        09-02-93          93177832        Model CP-2002 Compactor, S/N:
                                                                                               93033468, voltage: 460, paint color:
                                                                                               Diamond Brown, doghouse enclosure
                                                                                               with interlock door (RH), PU cover,
                                                                                               90% full light. Model C-1630 30 CU.
                                                                                               YD. Receiver/Container, S/N: 33158,
                                                                                               Paint color: Diamond Brown. Lease
                                                                                               executed 4-1-93.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        09-21-93          93191393        Model CP-2102 Compactor, S/N:
                                                                                               93073598, Paint Color: Beige, Main
                                                                                               controls on 15' cable, adv. full load
                                                                                               indicator set at 90%, UL certified
                                                                                               panel, power unit cover, rear load
                                                                                               chute, Model C-2242 Compaction
                                                                                               Container S/N: 269, Paint Color:
                                                                                               Beige. Lease executed 9-1-93.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        09-21-93          93191394        Model CP-2102 Compactor, S/N:
                                                                                               93063560, voltage: 460, paint
                                                                                               color: Beige, main controls mounted
                                                                                               on 15' cable, adv. full load
                                                                                               indicator set at 90%, UL certified
                                                                                               panel, PU cover, side load chute,
                                                                                               Model C-2242 Compaction Container
                                                                                               S/N: 263, Paint color:
                                                                                               Beige. Lease executed 9-1-93.
                                       -2-




                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        12-16-93          93252838        Model CP-2102 Compactor, S/N:
                                                                                               92123342, voltage: 208. 3 phase paint
                                                                                               color: Beige, main controls on 15'
                                                                                               remote cable, adv. full load
                                                                                               indicator @ 90%, UL certified pane,
                                                                                               PU cable, access panels both sides,
                                                                                               power unit saddle (Bolt-on), rear-
                                                                                               loading chute, deodorizer Model
                                                                                               C-2241 container. Std.
                                                                                               understructure, container co!or:
                                                                                               beige. Lease executed 11-23-92.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        02-25-94          94033419        Model VB60 Baler: Lease executed
                                                                                               1-15-94.

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        11-22-94         9434260541                 Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       CA        11-22-94         9434260560                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-27-96         9608960280                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-28-96         9608961142                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260548                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260562                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260570                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260588                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260679                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260723                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260726                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260729                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260738                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        03-29-96         9609260741                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        04-01-96         9609360708                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        08-13-96         9622860790                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        08-11-97         9722760074                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CA        06-11-98         9816661262                 Equipment

Michaels Stores, Inc.  Taylor Made Office          CA        04-10-95         9510360093                 Equipment
                       Systems, Inc.

Michaels Stores, Inc.  IBM Credit Corporation      CO        12-23-97         19972120518                Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        12-23-97         19972120519                Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        12-23-97         19972120520                Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        12-23-97         19972120522                Equipment


                                       -3-



                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  IBM Credit Corporation      CO        12-23-97         19972120554                Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962023983                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962023985                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024041                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024042                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024045                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024052                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024074                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024079                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024083                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        03-29-96          962024085                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      CO        08-16-96          962061838                 Equipment

Michaels Stores, Inc.  Associates Commercial       FL        03-24-97         970000061822               Equipment
                       Corporation

Michaels Stores, Inc.  First United Leasing        FL        07-21-95         950000144427               Equipment

Michaels Stores, Inc.  IBM Credit Corporation      FL        05-30-96         960000111187               Equipment

Michaels Stores, Inc.  IBM Credit Corporation      FL        09-26-96         960000202281               Equipment

Michaels Stores, Inc.  IBM Credit Corporation      FL        02-11-98         980000031217               Equipment

Michaels Stores, Inc.  NationsBank of Texas,     Duval       02-21-95          95032521        Equipment under that certain
                       WA                      County, FL                                      Amended and Restated Master Lease
                                                                                               Agreement, dated as of December 18,
                                                                                               1995, between Jacksonville Funding
                                                                                               Enterprises, LLC, as Lessor and
                                                                                               successor-in-interest to
                                                                                               Jacksonville Funding Corporation, and
                                                                                               Debtor, as Lessee; as amended by File
                                                                                               Nos. 95075439 and 96173749.

Michaels Stores, Inc.  Cordova Collected       Escambia      03-04-92         Book 3140,       Memorandum of Shopping Center
                       Limited Partnership     County, FL                     Page 196: Book   Lease relating to Lease Agreement,
                                                                              3308, Page 306   dated as of March 4, 1992, between
                                                                                               Debtor and Secured Party

Michaels Stores, Inc.  NationsBank of Texas,       FL        02-23-95         950000036906               Equipment
                       N.A.

Michaels Stores, Inc.  IBM Credit Corporation    Barrow      03-26-96         007-96-001101              Equipment
                                               County, GA

Michaels Stores, Inc.  IBM Credit Corporation    Barrow      03-27-96         007-96-001115              Equipment
                                               County, GA

Michaels Stores, Inc.  IBM Credit Corporation    Barrow      03-27-96         007-96-001116              Equipment
                                               County, GA



                                       -4-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  IBM Credit Corporation    Barrow      03-27-96         007-96-001118              Equipment
                                               County, GA

Michaels Stores, Inc.  IBM Credit Corporation    Barrow      03-27-96         007-96-001121              Equipment
                                               County, GA

Michaels Stores. Inc.  IBM Credit Corporation    Barrow      03-27-96         007-96-001122              Equipment
                                               County, GA

Michaels Stores, Inc.  Diamond Rentals, Inc.       IA        09-02-93           K486772                  Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       IA        02-02-94           K520920                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      IL        06-07-96           3549934                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      IL        08-20-96           3579223                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      IL        08-20-96           3579225                  Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       IN        09-21-93           1868940                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      IN        06-26-96           2063508                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      KS        03-29-96           2232427                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      KS        03-29-96           2232428                  Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       KY        09-22-93           134049                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation    Fayette     08-13-97           9702995                  Equipment
                                               County, KY

Michaels Stores, Inc.  Diamond Rentals, Inc.   East Baton    04-07-94          17-1095071                Equipment
                                                 Rouge
                                                 Parish:
                                               Caddo Parish,
                                                   LA

Michaels Stores, Inc.  NCNB Texas National     LaFayette     09-22-88           325658         Goods, equipment, furnishings and
                       Bank, as agent          Parish, LA                                      other personal property which are,
                                                                                               or ever become, fixtures on the land
                                                                                               described on SCHEDULE A thereto or
                                                                                               the building and improvements on
                                                                                               such land.

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-21-93           35250B                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-21-93           35251B                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-21-93           35252B                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-21-93           35253B                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-21-93           35254B                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       MI        09-23-93           35329B                   Equipment

Michaels Stores, Inc.  IBM Credit Corp.            MO        03-29-96          2648035                   Equipment

Michaels Stores, Inc.  IBM Credit Corp.            MO        03-29-96          2648036                   Equipment


                                       -5-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  NCNB Texas National       Boone       09-23-88           111431         Equipment, goods, furnishings
                       Bank, as                County, MO                                      and inventory
                       Administrative Lender

Michaels Stores, Inc.  IBM Credit Corporation  Clay County,  04-01-96           H162422                  Equipment
                                                   MO

Michaels Stores, Inc.  IBM Credit Corporation  Clay County,  04-01-96           H162425                  Equipment
                                                   MO

Michaels Stores, Inc.  IBM Credit Corporation    Greene      07-05-96           2770                     Equipment
                                               County, NC

Michaels Stores, Inc.  Diamond Rentals, Inc.       NC        01-04-94          1064640                   Equipment

Michaels Stores, Inc.  IBM Credit corporation      NC        03-29-96          1324387                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation      NC        03-29-96          1324386                   Equipment

Michaels Stores, Inc.  IBM Credit Corporation     Wake       04-11-96          96002291                  Equipment
                                               County, NC

Michaels Stores, Inc.  IBM Credit Corporation     Wake       04-11-96          96002294                  Equipment
                                               County, NC

Michaels Stores, Inc.  IBM Credit Corp.            NJ        07-15-96           1710823                  Equipment

Michaels Stores, Inc.  Advance Acceptance          NM        10-18-93          931018047       (1) Kent KF2500BE Buffer,
                       Corporation                                                             (1) Kent KA201BST Auto Scrubber

Michaels Stores, Inc.  Diamond Rentals, Inc.       NY        02-02-94           021060                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       NY        09-14-93           195407                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       NY        09-14-93           195408                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       NY        09-14-93           195409                   Equipment

Michaels Stores, Inc.  North Shore Leasing and     NY        10-28-97           222220         Equipment (Water Filtration
                       Funding, Inc.                                                           System)

Michaels Stores, Inc.  North Shore Leasing and     NY        10-28-97           222221         Equipment (Water Filtration
                       Funding, Inc.                                                           System)

Michaels Stores, Inc.  North Shore Leasing and     NY        10-28-97           222222         Equipment (Water Filtration
                       Funding, Inc.                                                           System)

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-02-93          AK43586         Model CP-2102 Compactor S/N:
                                                                                               93063540: Model C-2242
                                                                                               Compaction Container, S/N: 231

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-02-93          AK43587         Model CP-2102 Compactor S/N:
                                                                                               93063559: Model C-2242
                                                                                               Compaction Container, S/N: 208

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-02-93          AK43588         Model TVB60 Vertical Baler, S/N:
                                                                                               04933619, Voltage: 230, Paint
                                                                                               Color: Diamond Brown, Front Bale
                                                                                               Wire Feed System


                                       -6-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-02-93          AK43589         Model CP-2102 Compactor, S/N:
                                                                                               93033490, Voltage: 208, Paint
                                                                                               Color: Diamond Brown, Model C-
                                                                                               2242 Rt Compaction Container,
                                                                                               S/N: 170, Paint Color: Diamond
                                                                                               Brown

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-21-93          AK47177         Model CP-2102 Compactor, S/N:
                                                                                               93033492, Paint Color: Diamond
                                                                                               Brown, Model C-2242, S/N: 179,
                                                                                               Rt Compaction Container, Paint
                                                                                               Color: Diamond Brown

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        09-21-93          AK47178         Model CP-2102 Compactor, S/N:
                                                                                               93073604, Paint Color: Beige,
                                                                                               Model C-2242 Compaction
                                                                                               Container S/N: 33599, Paint Color:
                                                                                               Beige

Michaels Stores, Inc.  Diamond Rentals, Inc.       OH        12-13-93          AK64959         Model CP-2102 Compactor, S/N:
                                                                                               92123345, Voltage: 208 3 Phase
                                                                                               Paint Color: Beige, Model C-2242
                                                                                               Container, with: STD
                                                                                               Understructure Container Color:
                                                                                               Beige

Michaels Stores, Inc.  IBM Credit Corporation      OR         04-01-96         305133                    Equipment

Michaels Stores, Inc.  IBM Credit Corporation      OR         04-01-96         305134                    Equipment

Michaels Stores, Inc.  IBM Credit Corporation      SC         08-16-96         960816-                   Equipment
                                                                               120438A

Michaels Stores, Inc.  NCNB Texas National       Davidson     12-19-88          D51773         All equipment and fixtures,
                       Bank, as Administrative   County, TN                                    furnishings, improvements and
                       Lender                                                                  proceeds

Michaels Stores, Inc.  American Business Credit    TX         04-11-94         94-068828                 Equipment
                       Corp.

Michaels Stores, Inc.  American Business Credit    TX         09-12-94         94-178425                 Equipment
                       Corp.

Michaels Stores, Inc.  American Business Credit    TX         01-30-95         95-018131                 Equipment
                       Corporation

Michaels Stores, Inc.  BancBoston Leasing, Inc.    TX         06-19-98         98-125373                 Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       TX         09-21-93         93-181189       Equipment covered under lease
                                                                                               between Debtor and Secured Party
                                                                                               dated 8-15-93, including Model CP
                                                                                               2102 beige compactor, S/N:
                                                                                               93063547; Model C-2242 beige
                                                                                               compaction container S/N: 33497.


                                       -7-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Diamond Rentals, Inc.       TX        09-21-93         93-181190        Equipment covered under lease
                                                                                               between Debtor and Secured Party
                                                                                               dated 9-1-93, including Model CP-
                                                                                               2102 Diamond Brown compactor, S/N:
                                                                                               93083642; Model C-2242 beige
                                                                                               compaction container S/N: 33879.

Michaels Stores, Inc.  Diamond Rentals, Inc.       TX        09-21-93         93-181191        Equipment covered under lease
                                                                                               between Debtor and Secured Party
                                                                                               dated 9-1-93, including Model CP-
                                                                                               2102 beige, S/N: 93073570; Model
                                                                                               C-2242 beige compaction container
                                                                                               S/N: 33601.

Michaels Stores, Inc.  Diamond Rentals, Inc.       TX        09-27-94         94-187958                  Equipment

Michaels Stores, Inc.  IBM Corporation             TX        07-31-95         95-148709                  Equipment

Michaels Stores, Inc.  IBM Corporation             TX        12-08-95         95-234977                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        01-03-96         96-002242                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        02-20-96         96-032164                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-01-96         96-040298                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051077                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051079                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051080                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051081                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051082                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051083                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051084                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051085                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051086                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051087                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-15-96         96-051088                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-26-96         96-058531                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-29-96         96-060785                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        03-29-96         96-060786                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-12-96         96-071862                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077043                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077044                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077045                  Equipment


                                       -8-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077046                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077084                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077085                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-19-96         96-077086                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        05-01-96         96-085973                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        05-17-96         96-098085                  Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        06-12-96         96-0116085                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        07-03-96         96-0131344                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        07-26-96         96-0147362                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        07-26-96         96-0147363                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        07-26-96         96-0147364                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-13-96         96-0159672                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-13-96         96-0159673                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-16-96         96-0162317                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-16-96         96-0162324                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-26-96         96-0168957                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        08-26-96         96-0168958                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        09-06-96         96-0176384                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        09-06-96         96-0176427                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        09-10-96         96-0179391                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        09-10-96         96-0179392                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        10-16-96         96-0205782                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        12-27-96         96-0254058                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        01-31-97         97-0018378                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-01-97         97-0064764                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-01-97         97-0064765                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        04-22-97         97-0082802                 Equipment

Michaels Stores, Inc.  IBM Credit Corporation      TX        07-28-97         97-0158119                 Equipment

Michaels Stores, Inc.  NationsBank of Texas,       TX        02-21-95         95-033321        Equipment, as amended by File
                       N.A., as agent                                                           Nos. 648571 and 698464


                                       -9-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  New England Capital         TX        06-26-89         89-144503        Equipment covered by Equipment
                       Corp.                                                                   Lease Agreement dated 06-09-89.
                                                                                               Including various 3-cold only NSA
                                                                                               Water Coolers and 3-100s Filters, 4-
                                                                                               H/C NSA Water Coolers - 100s

Michaels Stores, Inc.  OLE Printing Systems        TX        06-18-98         98-0124732                 Equipment
                       USA

Michaels Stores, Inc.  SafeCo Credit Co., Inc.     TX        05-02-97         97-0091050                 Equipment

Michaels Stores, Inc.  NationsBank N.A., as       Dallas     02-20-95            796           Equipment, as amended on
                       agent                    County, TX                                     04-20-95, 04-05-96 and as further
                                                                                               amended on 08-13-96

Michaels Stores, Inc.  Diamond Rentals, Inc.       UT        09-07-93           371765                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       UT        09-22-93           373216                   Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       VA        09-24-93         9309247800       Model CP-2102 S/N: 93073605,
                                                                                               Paint Color: Beige, Model C-2242
                                                                                               Compaction Container S/N: 262,
                                                                                               Paint Color: Beige

Michaels Stores, Inc.  Diamond Rentals, Inc.       WA        09-07-93         932500429                  Equipment

Michaels Stores, Inc.  Diamond Rentals, Inc.       WA        09-07-93         932500430                  Equipment



        B.      FEDERAL/STATE TAX LIENS

                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  State of Indiana          Marion       02-10-94          2256683        State of Indiana Tax Lien -
                                               County, IN                                      $3,266.00 (Copy of Tax Lien not
                                                                                               available)

Michaels Stores, Inc.  State of Indiana          Marion       10-20-95          2589318        State of Indiana Tax Lien -
                                               County, IN                                      $1,044.68 (Copy of Tax Lien not
                                                                                               available)

Michaels Stores, Inc.  State of Kansas Dept of   Johnson     10-11-93           2307205        State of Kansas' Department of
                       Human Resources          County, KS                                     Human Resources placed lien on all
                                                                                               of Debtor's real and personal
                                                                                               property for contributions, payments
                                                                                               in lieu of contributions or benefit
                                                                                               cost payments, including interest and
                                                                                               penalties; total amount of lien
                                                                                               $203.83

                                       -10-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  State of Missouri         Boone       04-14-97           970156         State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $28,032.92

Michaels Stores, Inc.  State of Missouri          Boone      03-28-98           980099         State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $26,154.25

Michaels Stores, Inc.  State of Missouri          Greene     03-24-98           001260         State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $26,154.25

Michaels Stores, Inc.  State of Missouri          Greene     04-14-97           001603         State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $28,032.92

Michaels Stores, Inc.  State of Missouri         Jackson     03-18-97         K2975P362        State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $1,836.69

Michaels Stores, Inc.  State of Missouri         Jackson     04-14-97         K2987P598        State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $28,032.92

Michaels Stores, Inc.  State of Missouri         Jackson     04-23-98         K3181P2198       State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $26,154.25

Michaels Stores, Inc.  State of Missouri       St. Charles   03-17-97           13972          State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $1,836.39


                                       -11-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  State of Missouri       St. Charles   04-15-97           19759          State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $28,032.92

Michaels Stores, Inc.  State of Missouri       St. Charles   03-24-98           20454          State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $26,154.25

Michaels Stores, Inc.  State of Missouri       St. Louis     04-17-97           73012          State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $28,032.92

Michaels Stores, Inc.  State of Missouri       St. Louis     03-27-98           76946          State of Missouri's Director of
                                               County, MO                                      Revenue placed lien on all of
                                                                                               Debtor's personal and real property
                                                                                               for failure to pay State of
                                                                                               Missouri's sales/use tax; total
                                                                                               amount of lien - $26,154.25


         C.       JUDGMENT LIENS

                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Donald R. Frantz          Ramsey      06-01-96           2938072        Notice of Lis Pendens filed in
                       Concrete Construction,  County, MN                                      connection with lawsuit filed by
                       Inc.                                                                    Secured Party against several
                                                                                               defendants, including Michaels
                                                                                               Stores, Inc., which involves suit to
                                                                                               enforce and foreclose a mechanic's
                                                                                               lien in the amount $21,084 with
                                                                                               interest for labor, skill and
                                                                                               material provided by Secured Party in
                                                                                               connection with the improvement of
                                                                                               the property described in EXHIBIT A
                                                                                               attached thereto.


                                       -12-


                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Floor Design, Inc.        Ramsey      02-16-96          2912649         Notice of Lis Pendens filed in
                                               County, MN                                      connection with lawsuit filed by
                                                                                               Secured Party against several
                                                                                               defendants, including Michaels
                                                                                               Stores, Inc., which involves suit to
                                                                                               enforce and foreclose a mechanic's
                                                                                               lien in the amount $21,084 with
                                                                                               interest for labor, skill and
                                                                                               material provided by Secured Party in
                                                                                               connection with the improvement of
                                                                                               the property described in EXHIBIT A
                                                                                               attached thereto.

Michaels Stores, Inc.  State of Nevada,            Clark     01-08-92        92010800763       Memorandum of Judgment;
                       Employment Security      County, NV                                     judgment entered against Debtor in
                       Department                                                              the amount of $2,671.29 plus
                                                                                               interest (interest rate prescribed by
                                                                                               Chapter 612 of the Nevada Revised
                                                                                               Statutes) due to the State of
                                                                                               Nevada's Employment Security
                                                                                               Department for contributions to both
                                                                                               the Nevada Unemployment Compensation
                                                                                               Fund and the Claimant Employment
                                                                                               Fund.

         D.       MECHANICS'/MATERIALMEN'S LIENS

                                                 STATE/
                                                 COUNTY        DATE
                                                   OF           OF
DEBTOR                   SECURED PARTY           FILING       FILING           FILE NO.                 COLLATERAL
-------                ------------------      -----------   --------         ----------       ------------------------------------
Michaels Stores, Inc.  Fire Protection         Los Angeles   10-03-88         88-1588103       Mechanics' lien covering fire
                       Fabricators,  Inc.      County, CA                                      sprinkler system - $6,546.57

Michaels Stores, Inc.  C.V. Industries d/b/a   Los Angeles   09-29-98         88-1569999       Mechanics' Lien covering fire
                       Mark-Well Fire          County, CA                                      sprinkler system - $805.09
                       Protection Supplies Co.

Michaels Stores, Inc.  Capitol Materials,        Fulton       11-22-95       Book-20304        Materialmen's lien covering Debtor's
                       Incorporated            County, GA                     Page-341         leasehold interest or real estate on
                                                                                               which improvements were erected as
                                                                                               described in (*EXHIBIT A to the Claim
                                                                                               of Lien EXHIBIT A not attached) -
                                                                                               $855.74

Michaels Stores, Inc.  Thomas Concrete of        Fulton       11-30-95       Book-20347        Materialmen's Lien covering the
                       Georgia, Inc.            County, GA                     Page-347        building and the premises or real
                                                                                               estate on which the improvements
                                                                                               were erected of The Mutual Life
                                                                                               Insurance of New York and Debtor,
                                                                                               as their interests may appear, as
                                                                                               described in EXHIBIT A to the Claim
                                                                                               of Lien (*EXHIBIT A not attached) -
                                                                                               $3,520.00.


                                       -13-



                                                 STATE/
                                                 COUNTY         DATE
                                                   OF            OF
DEBTOR                   SECURED PARTY           FILING        FILING         FILE NO.                 COLLATERAL
-------                ------------------      -----------    --------       ----------        ------------------------------------
Michaels Stores, Inc.  Thomas Concrete of        Fulton       09-25-96       Book-21618        Notice of Filing of Action for Claim
                       Georgia, Inc.            County, GA                     Page-87         on Mechanics' and Materialmen's
                                                                                               Liens - provides notice that Thomas
                                                                                               Concrete of Georgia, Inc. filed an
                                                                                               action in Superior Court of Fayette
                                                                                               County, styled Thomas Concrete of
                                                                                               Georgia, Inc. v. Danfor Corporation,
                                                                                               Civil Action No. 96V-1353(W) on
                                                                                               September 24, 1996, in order to
                                                                                               recover the amount of the Claim of
                                                                                               Lien recorded in the Office of the
                                                                                               Clerk of the Superior Court of Fulton
                                                                                               County at Deed Book 20347, page
                                                                                               347 (See filing immediately above).

Michaels Stores, Inc.  Doors Incorporated         Polk       07-26-93         ML23-138         Mechanics' Lien covering
                                               County, IA                                      improvement and real estate on
                                                                                               which such improvement is situated -
                                                                                               $4,336.60 with interest thereon @
                                                                                               18% per annum; Michaels Store, Inc.
                                                                                               is listed as the tenant and Menards,
                                                                                               Inc. is listed as the owner of the
                                                                                               real estate.

Michaels Stores, Inc.  Southside Floors, Inc.    McLean      05-08-95          95-8509         Materialmen's Lien covering real
                                               County, IL                                      estate and appurtenances described
                                                                                               therein for improvements thereto -
                                                                                               $17,390.00

Michaels Stores, Inc.  Consolidated Electrical    Allen      08-15-95         Volume 22,       Amended Affidavit of (Mechanics')
                       Distributors, Inc.      County, OH                     Page 283         Lien covering improvement of the
                                                                                               real property described on EXHIBIT A
                                                                                               thereto (*EXHIBIT A not attached);
                                                                                               said property being more commonly
                                                                                               known as Michael's Craft Store;
                                                                                               amount of lien - $17,18137.

Michaels Stores, Inc.  Daniel G. Kamin            Allen      04-05-95        Volume 22,        Notice of Commencement of
                                               County, OH                     Page 105         Mechanics' Lien for improvement of
                                                                                               real property described therein with
                                                                                               a physical address of Lima Plaza,
                                                                                               2154 Elida Road, Lima, Ohio.

Michaels Stores, Inc.  Tennessee Tool and      Williamson    05-19-98        Book - 1669       Mechanics' and Materialmen's Lien
                       Supply, Inc.            County, TN                    Page - 712        covering improvements constructed
                                                                                               on real estate described on EXHIBIT A
                                                                                               to Notice of Claim of Lien pursuant
                                                                                               to a contract between Tennessee
                                                                                               Tool and Supply, Inc. and Hatcher
                                                                                               d/b/a Hatcher Excavating -
                                                                                               $24,600.34 plus interest and
                                                                                               recording costs.


                                       -14-


II.      AARON BROTHERS, INC.

         A.       UCC-1 FINANCING STATEMENTS

                                                 STATE/
                                                 COUNTY         DATE
                                                   OF            OF
DEBTOR                  SECURED PARTY            FILING        FILING         FILE NO.                 COLLATERAL
-------               ------------------       -----------    --------       ----------        ------------------------------------
Aaron Brothers         SalePoint, Inc.             CA         10-15-96       9629261146                  Equipment

Aaron Brothers Inc.    AEL Leasing Co. d/b/a       CA         04-07-97       9710260463                  Equipment
                       American Equipment
                       Leasing

Aaron Brothers, Inc.   Bank of America N.T. &      CA         04-04-96       9609660189                  Equipment
                       S.A.

Aaron Brothers         Xerox Corporation           CA         02-02-94        94021498                   Equipment


        B.        FEDERAL/STATE TAX LIENS -- None

        C.        JUDGMENT LIENS


                                                 STATE/
                                                 COUNTY         DATE
                                                   OF            OF
DEBTOR                   SECURED PARTY           FILING        FILING         FILE NO.                 COLLATERAL
-------                ------------------      -----------    --------       ----------        ------------------------------------
Aaron Brothers Inc.    Maricopa County, Flood   Maricopa      03-15-88       CV-88-06614       Notice of Lis Pendens: Flood Control
                       Control District        County, AZ                                      District of Maricopa County filed a
                                                                                               suit in condemnation against
                                                                                               Westcor, Inc. and several other
                                                                                               defendants, including Aaron
                                                                                               Brothers, Inc.


        D.        MECHANICS'/MATERIALMEN'S LIENS -- None

III.    5931 BUSINESS TRUST   --   No UCC financing statements, federal/state
                                   tax liens, judgment liens or
                                   mechanics'/materialmen's liens.

IV.     5931, INC. --    No UCC financing statements, federal/state tax liens,
                         judgment liens or mechanics'/ materialmen's liens.

V.      MICHAELS OF CANADA, ULC -- No UCC financing statements, federal/state tax liens, judgment liens or
                                   mechanics'/materialmen's liens.

VI.     MICHAELS OF PUERTO RICO, INC. --     No UCC financing statements,
                                             federal/state tax liens, judgment
                                             liens or mechanics'/materialmen's
                                             liens.


                                        -16-